UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NEW DYNAMIC MARKETING, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                     Florida
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               7319                                    01-0641558
     (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

              211 East Prospect Road, Oakland Park, Florida 33334
                                 (954) 938-5200
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                Garland E. Harris
                              4809 N.W. 19th Street
                          Coconut Creek, Florida 33063
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
                                   COPIES TO:

                             Harold H. Martin, Esq.
                      Law Offices of Harold H. Martin, P.A.
                         21311 Catawba Avenue, Suite 300
                         Cornelius, North Carolina 28031
                              (704) 894-9760 Office
                               (704) 894-9759 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                   Proposed   Proposed
Title of each                      maximum    maximum
class of securities  Amount to be  offering   aggregate    registration
Amount of to         registered    Price      offering     fee
be registered                      per unit   price
-------------------  ------------  --------   ---------    ------------

Common Stock         2,817,668     $ 4        $11,270,672  $911.80
($.001 par value)
-------------------  ------------  --------   ---------    ------------




The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.






              --The rest of this page is intentionally left blank--





                                   PROSPECTUS

                           NEW DYNAMIC MARKETING, INC.

                              A FLORIDA CORPORATION

                        2,817,668 SHARES OF COMMON STOCK

     Our current shareholders are offering 2,817,668 shares of our common stock, $.001 par value per Share (the "Shares"). No market currently exists for our common stock. The selling shareholders will sell at a price of $4.00 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the shares.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Company may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is November 26, 2003.







                                TABLE OF CONTENTS

   Part I - Prospectus Information                                        Page

1.   Front Cover Page of Prospectus                                          1
2.   Inside Front and Outside Back Cover Pages of Prospectus                 3
3.   Summary Information                                                     7
     Risk Factors                                                           10

- We Depend on One Application Service Provider to Fulfill Our Deliveries; If They Do Not Perform and We are Unable to Quickly Replace Them, We Would Experience Business Delays.

- We Are an Early Stage Company in a New and Rapidly Evolving Market, Which Makes It Difficult for Investors to Determine Whether We Will Accomplish Our Objectives.

- Consumers of Pharmacy Products May not Continue to Accept Our Online Approach, Which Would Reduce our Revenues and Limit Our Profitability.

- We May Not Succeed in Branding our discountpillrx Website, Which Would Adversely Affect Customer Acceptance and Our Revenues.

- A portion of our revenues may also be seasonal in nature, due to seasonal purchasing patterns that are evident after each New Year's.

- Any Errors in the Filling or Packaging of the Prescription Drugs We Market May Expose Us to Liability and Negative Publicity

- We Face the Risk of Systems Interruptions and Capacity Constraints on Our Web Site, Possibly Resulting in Adverse Publicity, Revenue Losses and Erosion of Customer Trust

- We Have Grown Very Rapidly, and We Need to Manage Changing and Expanding Operations

- Expanding the Breadth and Depth of Our Product and Service Offerings Is Expensive and Difficult, and We May Receive No Benefit From Our Expansion

- We Enter Into Strategic Relationships to Help Promote Our Web Site; If We Fail to Maintain or Enhance These Relationships, Our Development Could Be Hindered

- We Face Uncertainty Related to Pharmaceutical Costs and Pricing, Which Could Affect Our Revenues and Margins

- Competition From Both Traditional and Online Pharmacies May Result in Price Reductions and Decreased Demand for Our Products and Services

- Our Systems and Operations, and Those of Our Distributor, Are Vulnerable to Natural Disasters and Other Unexpected Problems

- Failure to Comply With Certain Regulations Could Result in Civil and Criminal Penalties

- Failure to Retain Our Experienced Personnel and Senior Management Could Hurt Our Ability to Grow Our Business

- We Cannot Be Certain That We Will Be Able to Protect Our Intellectual Property, and We May Be Found to Infringe Proprietary Rights of Others, Which Could Harm Our Business

- We May Not Be Able to Protect Our Domain Name In All Countries or Against All Infringers, Which Could Decrease the Value of Our Web Site and Proprietary Rights

-    We May Face Liability for Content on Our Web Site

- Our Officers, Directors and Certain Existing Stockholders Control the Majority of Our Common Stock, Which Could Discourage an Acquisition of Us or Make Removal of Incumbent Management More Difficult

- There are Risks Related to Internet Commerce such as the Widespread Acceptance and use of the Internet as an Effective Medium of Business and Communication by our Target Customers.

- Our Sales Could be Negatively Affected if We Are Required to Charge Taxes on Purchases

- If We Do Not Respond to Rapid Technological Changes, Our Services Could Become Obsolete and Our Business Would Be Seriously Harmed

- Governmental Regulation of the Internet and Data Transmission Over the Internet Could Affect Our Business

- Our Stock Price Will Fluctuate After This Offering, Which Could Result in Substantial Losses for Investors

-    Future Sales of Shares by Existing Stockholders Could Affect Our Stock
     Price

- It is not possible to foresee all risks which may affect our common stock. Moreover, we cannot predict whether we will successfully be able to implement our current business plan. Each potential holder of shares of our common stock is encouraged to carefully analyze the risks and merits of such an investment, including the risk factors mentioned above and discussed in more detail below.

4.   Use of Proceeds                                                        22
5.   Determination of Offering Price                                        22
6.   Dilution                                                               22
7.   Selling Security Holders .                                             22
8.   Plan of Distribution                                                   27
9.   Legal Proceedings                                                      28
10.  Directors, Executive Officers, Promoters and Control Persons           28
11.  Security Ownership of Certain Beneficial Owners and Management         30
12.  Description of Securities                                              31
13.  Interests of Experts and Counsel                                       32
14.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                                         33
15.  Organization Within Last Five Years                                    33
16.  Description of Business                                                34
17.  Management's Discussion and Analysis or Plan of Operation              36
18.  Description of Property                                                36
19.  Certain Relationships and Related Transactions                         37
20.  Market for Common Equity and Related Stockholder Matters               37
21.  Executive Compensation                                                 39
22.  Financial Statements                                                   39
23.  Changes in and Disagreements with Accountants on Accounting
     and Financial Disclosure                                              F-1

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE BUSINESS OPERATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 10. THIS PROSPECTUS SUMMARY IS LIMITED TO HIGHLIGHTING THE MOST SIGNIFICANT ASPECTS OF THIS OFFERING. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES, PRIOR TO MAKING AN INVESTMENT DECISION.

OUR COMPANY.

          We were incorporated in Florida on October 19, 2001, as New Dynamic Media, Inc., and we changed our name to New Dynamic Marketing, Inc. on October 1, 2003 to reflect management's plans of marketing profitable products, such as prescription medications and nutritional supplements. We were originally founded to produce television, radio and online programming that was positive, patriotic and uplifting in light of the September 11, 2001 terrorist attacks on the World Trade Centers in New York City. We had a very successful series of radio programs, the first of which was called "Fear Not America." We purchased radio time to run these shows. We also acquired brokered air time, pre-paid radio, TV, print media and trade credits/barter dollars at retail value in exchange for our common stock since our business plan called for various types of media which we would have had to pay in cash. Our expertise in advertising and marketing our shows on radio and other media was established by the time we merged our business operations with Northwestern Holdings, LLC, a Florida limited liability company ("NWH") on July 1, 2003. While the legal merger was not effective until October 2003, pursuant to an Agreement and Plan of Merger, dated October 13, 2003 (the "Merger Agreement'), between New Dynamic Marketing, Inc. and Northwestern Holdings, LLC, our companies have been operating jointly since July 1, 2003. A copy of the Merger Agreement is attached as an exhibit to this Registration Statement.

     NWH was formed on May 22, 2002, to design and develop an application service provider (ASP) that would incorporate online capabilities to be used for order processing and delivery solutions for licensed pharmacies. We are not an online pharmacy but rather market for pharmacies. The software was co-developed by Mr. Lee Schwuchow, Chief Technical Officer of our Company. The software handled every aspect of order processing, from a customer's initial contact with the Web Site, to arranging consultations with physicians and the writing of prescriptions, if appropriate, and finally to the signing of FedEx bills of lading to send the prescription medication by overnight delivery. All features of the pharmaceutical purchase were tracked, monitored and put into a database, including the physician consultation. However, we don't have intellectual property rights or patents for our software. In addition, we are aware of at least three other competitors that use similar software technology, including USA Prescriptions.

     Our software currently processes approximately two thousand orders per week for licensed pharmacies. While we do not sell pharmaceutical products, we are engaged in their marketing. The products are sold and fulfilled through local licensed pharmacies. In October of 2002, NWH saw the great retail potential for marketing pharmacies online, and it started a prescription pharmacy marketing website called www.discountpillrx.com.
               ----------------------

The merger of our Company with NWH puts together an offline marketing driven company and a software company having expertise in the online prescription drug business. The benefit of this merger is the blending of a conventional media company and an online marketing Company to open new marketing opportunities. Our name change reflects our management's plans to focus on the online pharmacy business via the discountpillrx Web Site. The Company's principal executive offices are located at 221 E. Prospect Rd., Oakland Park, FL 33334. The primary telephone number is (954) 938-5200.

OUR  BUSINESS.

     From inception to June 30, 2003 we have been engaged in acquiring media and marketing our shows. Since July 1, 2003, since the acquisition of NWH, we have also been engaged in marketing of prescription medications via our website. We had revenues of $3,034,932 and a net loss of $ (247,431) for the nine months ended September 30, 2003. We had revenues of $ 751,016 and pro forma net income of $ 90,633 for the year ended December 31, 2002. In addition, as of September 30, 2003, we had available cash and cash equivalents of $61,492. Our revenues were primarily from marketing fees for online pharmacies.

      As of September 30, 2003, we had merchant reserves of $103,469, which represent orders that have been processed through our software for which we have not yet collected our fees. We currently have five full-time employees and one part-time employee.

THE  OFFERING.

          As of October 17, 2003, we had 11,404,000 shares of our common stock outstanding and 350,000 shares of Class A Convertible Preferred Stock outstanding. This offering is comprised of common stock offered by selling security holder only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of securities. We anticipate offering expenses of approximately $ 65,000.









                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

     Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.

Statements of Operations     For the nine months   From inception (May 22, 2002)
                             ended September 30,   to September 30, 2002
                             2003 (unaudited)      (unaudited)
------------------------     -------------------   -----------------------------


Revenues                     $     3,034,932       $     89,959
------------------------     -------------------   -----------------------------
Operating expenses           $       828,475       $      8,571
------------------------     -------------------   -----------------------------
Advertising expenses         $     2,455,642       $     45,054
------------------------     -------------------   -----------------------------
Income (loss) from
operations                   $      (249,185)      $     36,334
------------------------     -------------------   -----------------------------
Interest income              $         1,754       $         43
------------------------     -------------------   -----------------------------
Net income (loss)            $      (247,431)      $     36,377
------------------------     -------------------   -----------------------------
Net income (loss) per
common share                 $         (0.03)      $  Less than $.01
------------------------     -------------------   -----------------------------


                             From inception (May 22, 2002)
Statements of Operations     to December 31, 2002
------------------------     -----------------------------

Revenues                     $       751,016
------------------------     -----------------------------
Operating expenses           $        50,693
------------------------     -----------------------------
Advertising expenses         $       555,361
------------------------     -----------------------------
Income (loss) from
operations                   $       144,962
------------------------     -----------------------------
Interest income              $           353
------------------------     -----------------------------
Net income (loss)            $       145,315
------------------------     -----------------------------
Provision for income taxes   $        54,682
------------------------     -----------------------------
Pro Forma Net income (loss)  $        90,633
------------------------     -----------------------------
Pro Forma Net income (loss)
per common share             $          0.02
------------------------     -----------------------------




                                   As of                        As of
Balance Sheets               September 30, 2003           December 31, 2002
                                 (unaudited)
--------------               ------------------           -----------------


Available cash               $        61,492              $          15,465
--------------               ------------------           -----------------
Total Assets                 $     1,664,767              $         136,102
--------------               ------------------           -----------------
Liabilities                  $       198,221              $          11,397
--------------               ------------------           -----------------
Stockholders equity
(deficiency)                 $     1,466,546              $         124,705
--------------               ------------------           -----------------




                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

We Depend on One Application Service Provider (ASP); If They Do Not Perform and We Are Unable to Quickly Replace Them, We Will Experience Business Delays.

     We rely to a large extent on rapid distribution by EVA Global, Inc, an unrelated application service provider and fulfillment operation. EVA Global, Inc. also pays all related transaction and shipping costs pertaining to an order. We currently market for a small number of pharmacies and should one fail to perform we would have to market products from other sources. We may not be able to secure an alternative source or an alternative fulfillment operation on acceptable terms in a timely manner, or at all. We do not have any written agreements with EVA Global, Inc. surrounding our transactions.

     Because we rely on a third party to fulfill orders, we depend on its systems for tracking inventory and financial data. If our distribution systems fail or are unable to scale or adapt to changing needs, or if we cannot integrate information systems with any new distributors, we may not have adequate, accurate or timely inventory or financial information.

     EVA Global, Inc. relies to a large extent on third-party carriers such as Federal Express for shipments to and from distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our distribution and of our carrier's ability to provide product fulfillment and delivery services to meet our distribution and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation, the ---discountpillrx website and our results of operations.

We Are an Early Stage Company in a New and Rapidly Evolving Market, Which Makes It Difficult for Investors to Determine Whether We Will Accomplish Our Objectives.

     Because NWH was founded in May 2002 and we only began marketing for pharmacies products in October 2002, we have a limited operating history on which investors can base an evaluation of our business strategy. We have limited insight into trends that may emerge and affect our business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies, as well as the risks we face due to our participation in a new and rapidly-evolving market. These challenges include our:

  .  Need to increase the brand awareness of our Web Site;

  .  Need to attract and retain customers at a reasonable cost;

  . Dependence on Web Site and transaction processing performance and reliability;

  .  Need to compete effectively;

Consumers of Pharmacy Products May Not Continue to Accept Our Internet Approach, Which Would Reduce Our Revenues and Limit Our Profitability

     If we do not continue to attract and retain a high volume of online customers for pharmacies at a reasonable cost, we will not be able to increase our revenues or maintain profitability. We may not be able to convert a large number of customers from traditional shopping methods to online shopping for pharmacy products. Even if we are successful at attracting online customers, we expect it will take several years to build a critical mass of these customers. Specific factors that could prevent widespread customer acceptance include:

  .  Shipping charges, which do not apply to shopping at traditional drugstores;

  . Delivery time associated with Internet orders, as compared to the immediate receipt of products at a physical store;

  . Pricing that does not meet customer expectations of "finding the lowest price on the Internet;"

  . Additional steps and delays in ensuring insurance coverage for prescription products;

  .  Lack of coverage of customer prescriptions by some insurance carriers;

  .  Lack of consumer awareness for online medications;

  . Customer concerns about the security of online transactions and the privacy of their personal health information;

  . Product damage from shipping or shipments of wrong or expired products from our application service provider or other vendors, resulting in a failure to establish customers' trust in buying drugstore items online;

  .  Delays in responses to customer inquiries or in deliveries to customers;

  . Inability to serve the acute care needs of customers, including emergency prescription drugs and other urgently needed products; and

  .  Difficulties in returning or exchanging orders.

We May Not Succeed in Branding the discountpillrx Web Site, Which Would Adversely Affect Customer Acceptance and Our Revenues

     Due to the early stage and competitive nature of the online market for drugstore products, if we do not establish our Web Site quickly, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our Web Site will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. To promote our Web Site, we will incur substantial expense in our advertising efforts on major Internet destinations such as MSN.com, Yahoo! and Google and other Web Sites our customers are likely to visit, as well as other forms of media such as television and magazines. We will also need to spend money to attract and train customer service personnel. If these brand promotion activities do not yield increased revenues, we may incur substantial losses.

A Portion of Our Revenues May also be Seasonal in Nature.

     Consumer "fads" and other changes in consumer trends may cause shifts in purchasing patterns, resulting in significant fluctuations in our operating results from one quarter to the next. Our limited operating history makes it difficult to fully assess the impact of these factors.

Any Errors in the Filling or Packaging of the Prescription Drugs We Market May Expose Us to Liability and Negative Publicity

     Pharmacy errors relating to prescriptions, dosage and other aspects of the medication dispensing process can produce liability for us that our insurance may not cover. For example, a study of community pharmacies appearing in the December 1995 issue of American Pharmacy found that 24% of prescriptions contained dispensing errors and 4% of prescriptions contained errors that were clinically significant.

     Pharmacists are required by law to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists. The Pharmacists also have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effects. This counseling is in part accomplished through e-mail and inserts included with the prescription, which may increase the risk of miscommunication because the customer is not personally present or may not have been provided all relevant information. We also post product information on our Web store. Providing information on pharmaceutical and other products creates the potential for claims to be made against us for negligence, personal injury, wrongful death, product liability, malpractice, invasion of privacy or other legal theories based on our product or service offerings. Our general liability, product liability and professional liability insurance may not cover potential claims of this type or may not be adequate to protect us from all liability that may be imposed.

     Pharmacy errors either by our website or our competitors may also produce significant adverse publicity either for us or the entire online pharmacy industry. Because of the significant amount of recent press coverage on Internet retailing, we believe that we will be subject to a higher level of media scrutiny than other pharmacy product channels. The amount of negative publicity that we or the online pharmacy industry receive as a result of pharmacy or prescription processing errors could be disproportionate in relation to the negative publicity received by other pharmacies making similar mistakes. We have no control over the pharmacy practices of our competitors, and we cannot ensure that the pharmacists involved in our prescription processing will be able to operate without error. We believe customer acceptance of our online shopping experience is based in large part on consumer trust, and negative publicity could erode such trust, or prevent it from growing. This could result in an immediate reduction in the amount of orders we receive and adversely affect our revenue growth.

We Face the Risk of Systems Interruptions and Capacity Constraints on Our Web Site, Possibly Resulting in Adverse Publicity, Revenue Losses and Erosion of Customer Trust

     The satisfactory performance, reliability and availability of our recently-opened Web site, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers and to maintain adequate customer service levels. Any future systems interruption that results in the unavailability of our Web site or reduced order fulfillment performance could result in negative publicity and reduce the volume of goods sold and the attractiveness of our Web store, which could negatively affect our revenues. From time to time, we have experienced temporary system interruptions for a variety of reasons, including power failures, software bugs and an overwhelming number of visitors trying to reach our Web site. We may not be able to correct any problem in a timely manner. Because we outsource certain aspects of our system and because some of the reasons for a systems interruption may be outside of our control, we also may not be able to exercise sufficient control to remedy the problem quickly or at all.

     We opened our site for business in October 2002 and to the extent that customer traffic grows substantially, we will need to expand the capacity of our systems to accommodate a larger number of visitors. Any inability to scale our systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, or delays in reporting accurate financial information. We are not certain that we will be able to project the rate or timing of increases, if any, in the use of our Web site accurately or in a timely manner to permit us to effectively upgrade and expand our transaction-processing systems or to integrate smoothly any newly developed or purchased modules with our existing systems.

We Have Grown Very Rapidly, and We Need to Manage Changing and Expanding Operations

     We have rapidly and significantly expanded our operations, and anticipate that we will continue to expand. From October 2002 to present we grew from 1 to 6 employees. This growth has placed, and our anticipated future operations will continue to place, a significant strain on our management systems and resources. We will not be able to implement our business strategy in a rapidly evolving market without an effective planning and management process. We will not be able to increase revenues unless we continue to improve our transaction-processing, operational, financial and managerial controls and reporting systems and procedures, expand, train and manage our work force and manage multiple relationships with third parties. Many of our senior management have no prior senior management experience at public companies or in the healthcare industry.

Expanding the Breadth and Depth of Our Product and Service Offerings Is Expensive and Difficult, and We May Receive No Benefit From Our Expansion

     We intend to expand the breadth and depth of our product and service offerings by promoting new or complementary products or sales formats. We cannot be certain that these new offerings will generate sufficient revenues for the costs involved. Expansion of our offerings in this manner could require significant additional expenditures and could strain our management, financial and operational resources. For example, we may need to incur significant marketing expenses, develop relationships with new fulfillment partners or manufacturers, or comply with new regulations. We cannot be certain that we will be able to expand our product and service offerings in a cost-effective or timely manner. Furthermore, any new product or service offering or sales format that is not favorably received by consumers could damage the reputation of our brand. The lack of market acceptance of such efforts or our inability to generate satisfactory revenues from such expanded offerings to offset their cost could harm our business.

We Enter Into Strategic Relationships to Help Promote Our Web Site; If We Fail to Maintain or Enhance These Relationships, Our Development Could Be Hindered

     We believe that our ability to attract customers, facilitate broad market acceptance of products we market and our website and enhance our sales and marketing capabilities depends on our ability to develop and maintain strategic relationships with portals, distributors, and other offline media avenues such as radio, television and print media. If we are unable to develop or maintain key relationships, we may have difficulty attracting customers.

We Face Uncertainty Related to Pharmaceutical Costs and Pricing, Which Could Affect Our Revenues and Margins

     We expect that sales from the pharmacies for whom we market will account for a significant percentage of our total sales. We cannot be certain our marketing programs will be cost-effective for our customers. In addition, medication pricing is highly influenced by third-parties such as government health administration authorities, private health insurers, health maintenance organizations (HMOs), and other organizations. Because these organizations are traditionally focused on reduced cost to employer groups, whereas we are focused more on direct customer service, we must devote time and resources to develop third-party confidence in our approach.

Competition From Both Traditional and Online Retailers May Result in Price Reductions and Decreased Demand for Our Products and Services

     We compete in a market that is highly competitive and expect competition to intensify in the future. We currently or potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. These competitors include (1) various online stores that sell pharmaceutical as well as over-the-counter drug and health, wellness, beauty and personal care items; (2) personal benefits management ("PBM's") that sell pharmaceuticals directly; and (3) existing drugstores. Most of these drugstores, which include national, regional and local drugstore chains, discount drugstores, supermarkets, combination food and drugstores, discount general merchandise stores, mass market retailers, independent drugstores and local merchants, have existed for a longer period, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers, and have secured greater presence in distribution channels. Some of these companies may also commence or expand their presence on the Internet.

     We also compete with hospitals, HMOs and mail order prescription drug providers, all of whom are or may begin offering products and services over the Internet. Finally, we are aware of numerous other smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those offered at our Web Site.

     We believe that there may be a significant advantage in establishing a large customer base before our competitors do so. If we fail to attract and retain a large customer base and our competitors establish a more prominent market position relative to ours, this could inhibit our ability to grow.

     We also believe we may face a significant competitive challenge from our competitors forming alliances with each other. For instance, one of our direct online competitors may form a partnership with a major PBM, major HMO or chain drugstore chain. The combined resources of these partnerships could pose a significant competitive challenge to the Company. In addition, certain PBMs and HMOs could form alliances with our competitors that would prevent them from also entering into relationships with us. Our inability to partner with a major PBM or HMO could be a major competitive disadvantage to us.

     We believe the principal factors that will draw end users to an online shopping application include brand availability, selection, personalized services, convenience, price, accessibility, customer services, quality of search tools, quality of content, and reliability and speed of fulfillment for products ordered. We will have little or no control over how successful our competitors are in addressing these factors. In addition, with little difficulty, our online competitors can duplicate many of the products, services and content offered on our site.

     Increased competition could result in price reductions, fewer customer orders, fewer search queries served, reduced gross margins and loss of market share.

Our Systems and Operations, and Those of Our Distributors, Are Vulnerable to Natural Disasters and Other Unexpected Problems

     Substantially all of our computer and communications hardware is located at our leased facility in Oakland Park, Florida and our systems infrastructure is hosted at a hosting facility in Ft. Lauderdale. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, hurricanes and similar events. In addition, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. We do not currently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate for losses that may occur. Our current fulfillment company, EVA Global, Inc., is located in Ft. Lauderdale, Florida and also faces these risks. In particular, EVA Global, Inc. only has a single location and although they have a back-up facility, the back-up facility is in the residence of their network administrator and it is in the same geographic area which could be subject to the same technical problem or natural disaster.

     We depend on the efficient operation of Internet connections from customers to our systems. These connections, in turn, depend on the efficient operation of Web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our applications and services and harm our sales.

     Eva Global, Inc. also retains confidential customer and patient information in our processing centers. Therefore, it is critical that our facilities and infrastructure remain secure and that our facilities and infrastructure are perceived by the marketplace to be secure. A material security breach could damage our reputation or result in liability to us.

Failure to Comply With Certain Governmental Regulations Could Result in Civil and Criminal Penalties

     Since we do not directly sell prescription medications but rather market for other licensed pharmacies, our governmental regulations are limited. Regulations in this area often require subjective interpretation, and we cannot be certain that our attempts to comply with these regulations will be deemed sufficient by the appropriate regulatory agencies. Violations of any regulations could result in various civil and criminal penalties, including suspension or revocation of our licenses or registrations, seizure of our inventory, or monetary fines, which could adversely effect our operations.

     Legislation and regulations currently being considered at the federal and state level could affect our business, including legislation or regulations relating to confidentiality of patient records, electronic access and storage as well as the inclusion of prescription drugs as a Medicare benefit. In addition, various state legislatures are considering new legislation related to the regulation of nonresident pharmacies. Compliance with new laws or regulations could increase our expenses.

     Until recently, Health Care Financing Administration guidelines prohibited transmission of Medicare eligibility information over the Internet. We are also subject to extensive regulation relating to the confidentiality and release of patient records. Additional legislation governing the distribution of medical records exists or has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with any new legislation. Moreover, we may be restricted or prevented from delivering patient records electronically. This could have an adverse impact on our ability to gain and retain customers.

Failure to Retain Experienced Personnel and Senior Management Could Hurt Our Ability to Grow Our Business

     We intend to continue to hire a significant number of additional sales, support and marketing personnel and software developers. Competition for these individuals is intense, and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. Our future success also depends upon the continued service of our executive officers and senior management. None of our employees is bound by an employment agreement for any significant term. We do not have "key person" life insurance policies covering any of our employees. In addition, none of the members of our senior management team have prior experience in the healthcare industry or in pharmaceutical marketing.

We Cannot Be Certain That We Will Be Able to Protect Our Intellectual Property, and We May Be Found to Infringe Upon Proprietary Rights of Others, Which Could Harm Our Business

     We rely or may in the future rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our intellectual property. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our sales formats or to obtain and use information that we regard as proprietary, such as the technology used to operate our Web site, our content and our trademarks.

     We have not applied for any U.S. trademark registrations for discountpillrx or any other trademark. We may be unable to secure these registrations. It is also possible that our competitors or others will adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the term discountpillrx or our other trademark applications. Any claims or customer confusion related to our trademarks, or our failure to obtain any trademark registration, would negatively affect our business.

     Litigation or proceedings before the U.S. Patent and Trademark Office may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and determine the validity and scope of the proprietary rights of others. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources and could seriously harm our business and operating results. Finally, we may in the future sell our products internationally, and the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States.

     Third parties may also claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all.

We May Not Be Able to Protect Our Domain Names In All Countries or Against All Infringers, Which Could Decrease the Value of Our Web Site and Proprietary Rights

     We currently hold the Internet domain name discountpillrx, as well as various other related names. Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not acquire or maintain the discountpillrx domain name in all of the countries in which we conduct business.

     The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our brand name, trademarks and other proprietary rights.

We May Face Liability for Content on Our Web Site

     Because we post product information and other content on our Web site, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that we post. Such claims have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, we could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties' proprietary technology. Although we plan on obtaining general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business.

Our Officers, Directors and Certain Existing Stockholders Control the Majority of Our Common Stock, Which Could Discourage an Acquisition of Us or Make Removal of Incumbent Management More Difficult

     Executive officers, directors and entities affiliated with them will, in the aggregate, beneficially own approximately 58% of our outstanding common stock following the completion of this offering. These stockholders, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Risks Related to Internet Commerce

We Depend on Continued Use of the Internet and Growth of the Online Drugstore Market

     Our future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business and communication by our target customers. Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce.

     In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

     Further, the online market for drugstore products is in its infancy. The market is significantly less developed than the online market for books, auctions, music, software and numerous other consumer products. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the online drugstore market could be significantly less than the online market for other products. This would significantly impact us because we market for pharmacies. Our rate of revenue growth could therefore be significantly less than other online merchants.

Our Sales Could be Negatively Affected if We Are Required to Charge Taxes on Purchases

     We do not collect sales or other similar taxes in respect of goods sold by discountpillrx. However, one or more states or the federal government may seek to impose sales tax collection obligations on out-of-state companies (such as discountpillrx) which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, one or more states could begin to impose sales taxes on sales of prescription products, which are not generally taxed at this time. A successful assertion by one or more states or the federal government that we should collect sales or other taxes on the sales of products through discountpillrx could negatively affect our revenues and business.

If We Do Not Respond to Rapid Technological Changes, Our Services Could Become Obsolete and Our Business Would Be Seriously Harmed

     As the Internet and online commerce industry evolve, we must license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may not be able to successfully implement new technologies or adapt our website, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards.

Governmental Regulation of the Internet and Data Transmission Over the Internet Could Affect Our Business

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. In particular, many government agencies and consumers are focused on the privacy and security of medical and pharmaceutical records. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing privacy, libel and taxation apply to Internet stores such as ours. The rapid growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet business could adversely affect our ability to attract and serve customers.

Risks Related to this Offering

Our Stock Price Will Fluctuate After This Offering, Which Could Result in Substantial Losses for Investors

     Although the initial public offering price will be determined based on several factors, the market price for our common stock will vary from the initial offering price after this offering. This could result in substantial losses for investors. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

  .  Quarterly variations in operating results;

  .  Changes in financial estimates by securities analysts;

  . Announcements by us or our competitors, of new products, significant contracts, acquisitions or strategic relationships;

  . Publicity about our company, our products and services, our competitors, or e-commerce in general;

  .  Additions or departures of key personnel;

  .  Any future sales of our common stock or other securities; and

  . Stock market price and volume fluctuations of publicly-traded companies in general and Internet-related companies in particular.

     The trading prices of Internet-related companies and e-commerce companies in particular have been especially volatile. Investors may be unable to resell their shares of our common stock at or above the offering price. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.

Future Sales of Shares by Existing Stockholders Could Affect Our Stock
Price

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall, potentially resulting in substantial losses to investors. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Based on shares outstanding as of November 20, 2003, upon completion of this offering, we will have outstanding 11,404,000 shares of common stock. Other than the shares of common stock sold in this offering, no shares will be eligible for sale in the public market immediately.

Special Note Regarding Forward-Looking Statements

     This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the Risk Factors section above. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

ITEM  4.     USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


ITEM  6.     DILUTION

     Not applicable. We are not registering any shares in this registration statement. All shares are being registered by the selling security holders.

ITEM  7.     SELLING  SECURITY  HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below are registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

                         SELLING SECURITY HOLDERS TABLE


           Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name      With Issuer   Prior to      To Be       After         Before/After
                         Offering      Registered  Offering      Offering
---------  ------------  ------------  ----------  ------------  -------------

Alambar,   None          1,000         1,000       0             Less  than  1%
Lewis
---------  ------------  ------------  ----------  ------------  -------------
American   None          2,000         2,000       0             Less  than  1%
Business
Machines
---------  ------------  ------------  ----------  ------------  -------------
Andretta,  None          3,000         3,000       0             Less  than  1%
Joseph
---------  ------------  ------------  ----------  ------------  -------------
Apodaca,   None          500           500         0             Less  than  1%
Anthony
---------  ------------  ------------  ----------  ------------  -------------
Apodaca,   None          2,000         2,000       0             Less  than  1%
Confe
---------  ------------  ------------  ----------  ------------  -------------
Apodaca,   COO  &        2,000,000     100,000     1,900,000     17.5%/16.6%
David      Secretary
---------  ------------  ------------  ----------  ------------  -------------
Apodaca,   None          500           500         0             Less  than  1%
Ronnie
---------  ------------  ------------  ----------  ------------  -------------
Baker,     None          3,333         3,333       0             Less  than  1%
Bette
---------  ------------  ------------  ----------  ------------  -------------
Bechtold,  None          120,000       120,000     0             Less  than  1%
Robert
---------  ------------  ------------  ----------  ------------  -------------
Bixby,     None          100,000       100,000     0             Less  than  1%
John
---------  ------------  ------------  ----------  ------------  -------------
Brown,     None          10,000        10,000      0             Less  than  1%
Judith
---------  ------------  ------------  ----------  ------------  -------------
Callahan,  None          4,000         4,000       0             Less  than  1%
Angela
---------  ------------  ------------  ----------  ------------  -------------
Cannon,    None          20,000        20,000      0             Less  than  1%
Martin
---------  ------------  ------------  ----------  ------------  -------------
Catania,   None          5,600         5,600       0             Less  than  1%
Peter
---------  ------------  ------------  ----------  ------------  -------------
Cerefice,  None          5,000         5,000       0             Less  than  1%
Leonard
---------  ------------  ------------  ----------  ------------  -------------
Chosid,    None          3,333         3,333       0             Less  than  1%
Richard
---------  ------------  ------------  ----------  ------------  -------------
Christen-  None          26,333        26,333      0             Less  than  1%
sen, Lynn
---------  ------------  ------------  ----------  ------------  -------------
Claire,    None          5,000         5,000       0             Less  than  1%
Frankie
---------  ------------  ------------  ----------  ------------  -------------
Clark,     None          2,000         2,000       0             Less  than  1%
Jim
---------  ------------  ------------  ----------  ------------  -------------
Conklin,   None          10,000        10,000      0             Less  than  1%
Ron
---------  ------------  ------------  ----------  ------------  -------------
Connolly,  None          10,000        10,000      0             Less  than  1%
Patrick
---------  ------------  ------------  ----------  ------------  -------------
Cookman,   None          200,000       50,000      150,000       1.7% / 1.3%
Charles
---------  ------------  ------------  ----------  ------------  -------------
Cox,       None          1,000         1,000       0             Less  than  1%
Tim
---------  ------------  ------------  ----------  ------------  -------------
Cross,     None          4,000         4,000       0             Less  than  1%
Raymond
---------  ------------  ------------  ----------  ------------  -------------
Decibus,   None          10,000        10,000      0             Less  than  1%
Louis
---------  ------------  ------------  ----------  ------------  -------------
Dehler,    None          10,000        10,000      0             Less  than  1%
Paul
---------  ------------  ------------  ----------  ------------  -------------
Diversi-   None          60,000        60,000      0             Less  than 1%
fied
Properties
of SJ
---------  ------------  ------------  ----------  ------------  -------------
Docs,      None          10,000        10,000      0             Less  than  1%
Ernest
---------  ------------  ------------  ----------  ------------  -------------
Eastnet    None          14,000        14,000      0             Less  than  1%
Consulting,
Inc.
---------  ------------  ------------  ----------  ------------  -------------
Ellis,     None          12,000        12,000      0             Less  than  1%
Larry
---------  ------------  ------------  ----------  ------------  -------------
Farren,    None          1,000         1,000       0             Less  than  1%
Kim
---------  ------------  ------------  ----------  ------------  -------------








                     SELLING SECURITY HOLDERS TABLE (CONT'D)


           Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name      With Issuer   Prior to      To Be       After         Before/After
                         Offering      Registered  Offering      Offering
---------  ------------  ------------  ----------  ------------  -------------


Fellner,   None          16,666        16,666      0             Less  than  1%
Andrew
---------  ------------  ------------  ----------  ------------  -------------
Floyd,     None          150,000       50,000      100,000       Less  than  1%
Gregory
---------  ------------  ------------  ----------  ------------  -------------
Floyd,     None          25,000        10,000      15,000        Less  than  1%
Helen
---------  ------------  ------------  ----------  ------------  -------------
Floyd,     None          329,000       50,000      279,000       2.9% / 2.4%
Sam
---------  ------------  ------------  ----------  ------------  -------------
Freund-    None          20,000        20,000      0             Less  than  1%
lich, Peter
---------  ------------  ------------  ----------  ------------  -------------
Furuyama,  None          16,666        16,666      0             Less  than  1%
Ron
---------  ------------  ------------  ----------  ------------  -------------
Garcia,    None          500           500         0             Less  than  1%
Cathy
---------  ------------  ------------  ----------  ------------  -------------
Gerlach,   None          100,000       100,000     0
David
---------  ------------  ------------  ----------  ------------  -------------
Goldsmith, None          3,000         3,000       0
Joy
---------  ------------  ------------  ----------  ------------  -------------
Greentree  Consultant    470,000       470,000     0             4.1% / 0%
Financial
Group, Inc.
---------  ------------  ------------  ----------  ------------  -------------
Guerriero, None          6,000         6,000       0             Less  than  1%
Vincent
---------  ------------  ------------  ----------  ------------  -------------
Hamill,    None          500           500         0             Less  than  1%
Shari
---------  ------------  ------------  ----------  ------------  -------------
Hansen,    None          2,000         2,000       0             Less  than  1%
Robert
---------  ------------  ------------  ----------  ------------  -------------
Hardin,    None          1,000         1,000       0             Less  than  1%
Horace
---------  ------------  ------------  ----------  ------------  -------------
Harris,    None          2,000         2,000       0             Less  than  1%
R. Scott
---------  ------------  ------------  ----------  ------------  -------------
Harris,    Affiliate     550,000       100,000     450,000       4.8%/3.9%
Evelyn
---------  ------------  ------------  ----------  ------------  -------------
Harris,    President     566,666       100,000     466,666       5.0%/4.1%
Garland    &  CEO
---------  ------------  ------------  ----------  ------------  -------------

Henn,      None          21,000        21,000      0             Less  than  1%
Ronald
---------  ------------  ------------  ----------  ------------  -------------
Henry,     None          100,000       100,000     0             Less  than 1%
Hal and
Jody
---------  ------------  ------------  ----------  ------------  -------------
Ho,        None          10,000        10,000      0             Less  than  1%
Wilbert
---------  ------------  ------------  ----------  ------------  -------------
Hodges,    None          6,000         6,000       0             Less  than  1%
Jason
---------  ------------  ------------  ----------  ------------  -------------
Horwitz,   None          5,000         5,000       0             Less  than  1%
Steven
---------  ------------  ------------  ----------  ------------  -------------
Inglobal-  None          83,333        12,500      70,833        Less  than  1%
vest, Inc.
---------  ------------  ------------  ----------  ------------  -------------
Intermedia None  (1)     583,333       87,500      495,833       5.1%/0%
Marketing
Solutions,
Inc.
---------  ------------  ------------  ----------  ------------  -------------
Izzo,      None          3,333         3,333       0             Less  than  1%
Robert
---------  ------------  ------------  ----------  ------------  -------------
Jibilian,  None          15,000        15,000      0             Less  than  1%
Albert
---------  ------------  ------------  ----------  ------------  -------------
Jibilian,  None          15,000        15,000      0             Less  than  1%
Elizabeth
---------  ------------  ------------  ----------  ------------  -------------
Johnson,   None          25,000        25,000      0             Less  than  1%
Charles
---------  ------------  ------------  ----------  ------------  -------------
Jordan,    None          50,000        10,000      40,000        Less  than  1%
Anthos
---------  ------------  ------------  ----------  ------------  -------------
Kelsey,    None          5,000         5,000       0             Less  than  1%
Veda
---------  ------------  ------------  ----------  ------------  -------------
Khoe,      None          205,500       205,500     0             1.8% / 0%
Jozef
---------  ------------  ------------  ----------  ------------  -------------





                     SELLING SECURITY HOLDERS TABLE (CONT'D)



           Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name      With Issuer   Prior to      To Be       After         Before/After
                         Offering      Registered  Offering      Offering
---------  ------------  ------------  ----------  ------------  -------------


Khoe,      None          10,000        10,000      0             Less  than  1%
Michael
---------  ------------  ------------  ----------  ------------  -------------
Khoe,      None          3,600         3,600       0             Less  than  1%
Nathaniel
---------  ------------  ------------  ----------  ------------  -------------
Knappen-   None          5,426         5,426       0             Less  than  1%
berger,
Edward
---------  ------------  ------------  ----------  ------------  -------------
Lashowvitz,None          10,000        10,000      0             Less than 1%
William
and Ann
---------  ------------  ------------  ----------  ------------  -------------
Le, Don    None          33,334        33,334      0             Less  than  1%
---------  ------------  ------------  ----------  ------------  -------------
Macabe,    None          1,500         1,500       0             Less  than  1%
Inc.
---------  ------------  ------------  ----------  ------------  -------------
Manesiotis,None          2,000         2,000       0             Less  than  1%
Constantine
---------  ------------  ------------  ----------  ------------  -------------
Marino,    None          2,000         2,000       0             Less  than  1%
Joe
---------  ------------  ------------  ----------  ------------  -------------
Marsh,     None          2,000         2,000       0             Less  than  1%
Rob
---------  ------------  ------------  ----------  ------------  -------------
McVicker,  None          5,000         5,000       0             Less  than  1%
Russell
---------  ------------  ------------  ----------  ------------  -------------
Mittie,    None          2,700         2,700       0             Less  than  1%
William
and Barbara
---------  ------------  ------------  ----------  ------------  -------------
Montalbano,None          20,000        20,000      0             Less  than  1%
Nicholas
---------  ------------  ------------  ----------  ------------  -------------
Moreno,    None          1,000         1,000       0             Less  than  1%
Larry and
Rose
---------  ------------  ------------  ----------  ------------  -------------
Murchanian,None          2,000         2,000       0             Less  than  1%
Edward
---------  ------------  ------------  ----------  ------------  -------------
Napolitano,None          4,000         4,000       0             Less  than  1%
Michael
---------  ------------  ------------  ----------  ------------  -------------
Nation,    None          1,788         1,788       0             Less  than  1%
Malcolm
---------  ------------  ------------  ----------  ------------  -------------
Nesser,    None          4,000         4,000       0             Less  than  1%
Nicholas
---------  ------------  ------------  ----------  ------------  -------------
New  South None          10,000        10,000      0             Less  than  1%
Broadcasting
Corp.
---------  ------------  ------------  ----------  ------------  -------------
Phillips,  None          6,000         6,000       0             Less  than  1%
Kim
---------  ------------  ------------  ----------  ------------  -------------
Pizza      None          10,000        10,000      0             Less  than  1%
Bytes,
Inc.
---------  ------------  ------------  ----------  ------------  -------------
Pruitt,    None          100,000       10,000      90,000        Less  than  1%
Lloyd
---------  ------------  ------------  ----------  ------------  -------------
Rademacher,None          10,000        10,000      0             Less  than  1%
George
---------  ------------  ------------  ----------  ------------  -------------
Renken,    None          1,500         1,500       0             Less  than  1%
Angela
---------  ------------  ------------  ----------  ------------  -------------
Renken,    None          48,689        48,689      0             Less  than  1%
Douglas
---------  ------------  ------------  ----------  ------------  -------------
Reynolds,  None          10,000        10,000      0             Less  than  1%
Vickie
---------  ------------  ------------  ----------  ------------  -------------
Robinson,  None          200           200         0             Less  than  1%
Mizerel
---------  ------------  ------------  ----------  ------------  -------------
Rose,      None          6,000         6,000       0             Less  than  1%
Gary
---------  ------------  ------------  ----------  ------------  -------------










                     SELLING SECURITY HOLDERS TABLE (CONT'D)

           Relationship  Amount Owned  Amount      Amount Owned  Percent Owned
 Name      With Issuer   Prior to      To Be       After         Before/After
                         Offering      Registered  Offering      Offering
---------  ------------  ------------  ----------  ------------  -------------


Safia  T.  None          100,000       20,000      80,000        Less  than  1%
Ellison
Trust
Family
---------  ------------  ------------  ----------  ------------  -------------
Schwuchow, CTO           4,000,000     100,000     3,900,000     35.1% / 34.2%
Lee        & Treasurer
---------  ------------  ------------  ----------  ------------  -------------
Scura,     None          167           167         0             Less  than  1%
Sunday
---------  ------------  ------------  ----------  ------------  -------------
Service    None          15,000        10,000      5,000         Less  than  1%
Media  Inc.
---------  ------------  ------------  ----------  ------------  -------------
Sessoms,   None          20,000        20,000      0             Less  than  1%
Kenneth
---------  ------------  ------------  ----------  ------------  -------------
Siegel,    None          20,000        20,000      0             Less  than  1%
Jay
---------  ------------  ------------  ----------  ------------  -------------
Slovin,    None          240,000       240,000     0             2.1% / 0%
Lenny
---------  ------------  ------------  ----------  ------------  -------------
Strayer,   None          2,000         2,000       0             Less  than  1%
Linda
---------  ------------  ------------  ----------  ------------  -------------
Supply     None          4,000         4,000       0             Less  than  1%
House
of Abilene,
Inc.
---------  ------------  ------------  ----------  ------------  -------------
U.S. Water None          25,000        25,000      0             Less  than  1%
Treatment
Company
---------  ------------  ------------  ----------  ------------  -------------
Turk,      None          4,000         4,000       0             Less  than  1%
Margaret
---------  ------------  ------------  ----------  ------------  -------------
WAGR       None          35,000        20,000      15,000        Less  than  1%
Broadcasting,
Inc.
---------  ------------  ------------  ----------  ------------  -------------
Walraven,  None          4,000         4,000       0             Less  than  1%
Jim
---------  ------------  ------------  ----------  ------------  -------------
Whitehead, None          1,000         1,000       0             Less  than  1%
Mark
---------  ------------  ------------  ----------  ------------  -------------
WIDU       None          50,000        10,000      40,000        Less  than  1%
Broad-
casting, Inc.
---------  ------------  ------------  ----------  ------------  -------------
Winter,    None          10,000        10,000      0             Less  than  1%
Helen
---------  ------------  ------------  ----------  ------------  -------------
Winter,    None          10,000        10,000      0             Less  than  1%
Koren
---------  ------------  ------------  ----------  ------------  -------------
Winter,    None          10,000        10,000      0             Less  than  1%
Michelle
---------  ------------  ------------  ----------  ------------  -------------
Winter,    None          10,000        10,000      0             Less  than  1%
Jr. Raymond
---------  ------------  ------------  ----------  ------------  -------------
TOTALS                   10,915,000    2,817,668   8,097,332
---------  ------------  ------------  ----------  ------------  -------------




(1) Mark Alfieri is the sole control person and majority shareholder of Intermedia Marketing Solutions, Inc. Intermedia Marketing Solutions, Inc. is a non-reporting publicly traded company on the Pink Sheets market system. Intermedia Marketing Solutions, Inc. received the 583,333 shares of our common stock being registered in exchange for television, magazine and other media services to be provided for our Company.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM  8.     PLAN  OF  DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $4.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

 -they may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

            We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

ITEM  9.     LEGAL  PROCEEDINGS

          We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we must have one director. Each director will serve until our next annual shareholder meeting, to be held on the 20th day of March of each year. Directors are elected for one-year terms. Our Board of Directors may elect our officers at any regular or special meeting of the Board of Directors. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                    Age          Position
----                    ---          --------

GARLAND  E.  HARRIS      46          DIRECTOR,  PRESIDENT
AND  CHIEF  EXECUTIVE
 OFFICER

From  2001  to  2003,  Mr.  Harris  was  the
Founder, President and Chief Executive Officer of New Dynamic Media, Inc. From 1999 to 2001, Mr. Harris was a private stock market investor and business consultant. From 1998 to 1999, Mr. Harris was the Founder, President and Chief Executive Officer of WWW.EBIZNET.COM, Inc., a public company with offices in the
                     ---------------
United States and Canada. It was engaged in the business of internet commerce. From 1993 to 1998, Mr. Harris was the President of Electronic Business Network, Inc., an Internet / World Wide Web development company, which was engaged in the business of designing and selling websites. Mr. Harris was awarded an Associates degree in 1983 from The Way College of Biblical Research, Indiana Campus, where he studied Biblical Research and Practical Theology.

DAVID  R. APODACA      42            CHIEF OPERATING OFFICER
AND  SECRETARY

From 1997 to 2003, Mr. Apodaca was a Teacher for the School Board of Broward County, Florida. From 1991 to 1997, Mr. Apodaca was an Education Consultant employed by the United Training Institute, Inc. He received a Bachelors of Business Administration from the University of Albuquerque, NM in 1982 and a Masters of Science and Education from California State University in 1989.

LEE  H.  SCHWUCHOW     50            CHIEF  TECHNICAL OFFICER
AND  TREASURER

From 2002 to the present, Mr. Schwuchow was the Co-Founder of Northwestern Holdings, LLC and its predecessor pharmaceutical marketing business. From 1997 to 2001, Mr. Schwuchow was a self-employed consultant, advising on applications for development of commerce over the internet. He attended Wright Junior College and Northern Illinois University, without receiving degrees. He served in the United States Army and is a member of the Vietnam Helicopter Association.


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of our Company's Common Stock as of November 20, 2003, with respect to: (i) each person known to our Company to be the beneficial owner of more than five percent of our Company's Common Stock, (ii) all directors; and (iii) directors and executive officers of our Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 20, 2003, there were 11,404,000 shares of common stock outstanding, and 350,000 shares of Class A Convertible Preferred Stock outstanding.

Beneficial  Owners  of  5%  or  more  of  our  Common  Stock

Title of Class     Name and Address of Beneficial Owner(s)   Amount and Nature Percent of class
                    of Beneficial Ownership
-----------------------------------------------------------------------------------------------

Common Stock       David Apodaca                             2,000,000 shares        17.5%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Common Stock       Garland Harris                              566,666 shares         5.0%
($.001 par value)  4809 NW 19th St.                              Direct
                   Coconut Creek, FL 33063

Common Stock       Evelyn Harris                               550,000 shares         4.8%
($.001 par value)  4809 NW 19th St.                              Direct
                   Coconut Creek, FL 33063

Common Stock       Intermedia Marketing (1)                    583,333 shares        5.1%
($.001 par value)  Solutions, Inc.                               Direct
                   Tricom Executive Center
                   2001 W. Sample Rd. # 101
                   Pompano Beach, FL 33064
-----------------  ---------------------------                ----------------     ------





Title of Class     Name and Address of Beneficial Owner(s)   Amount and Nature Percent of class
                    of Beneficial Ownership
-----------------------------------------------------------------------------------------------
Common Stock       Lee Schwuchow                              4,000,000 shares      35.1%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Preferred Stock (2)David Apodaca                                115,500 shares        33%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Preferred Stock (2)Lee Schwuchow                                234,500 shares        67%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305
-----------------  ---------------------------                ----------------     ------




(1) Mark Alfieri is the sole control person and majority shareholder of Intermedia Marketing Solutions, Inc. Intermedia Marketing Solutions, Inc. is a non-reporting publicly traded company on the Pink Sheets market system. Intermedia Marketing Solutions, Inc. received the 583,333 shares of our common stock being registered in exchange for television, magazine and other media services to be provided for our Company.

(2) Each shares of Class A Convertible Preferred Stock is convertible into twenty shares of common stock after July 1, 2004. In addition, holders of the preferred stock are entitled to voting rights as a class together with the common stock on all matters on an 'as converted' basis and a cumulative dividend of $1.00 per share.


Title of Class     Name and Address of Beneficial Owner(s)   Amount and Nature Percent of class
                    of Beneficial Ownership
-----------------------------------------------------------------------------------------------
Common Stock       David Apodaca                             2,000,000 shares        17.5%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Common Stock       Garland Harris                              566,666 shares         5.0%
($.001 par value)  4809 NW 19th St.                              Direct
                   Coconut Creek, FL 33063

Common Stock       Lee Schwuchow                              4,000,000 shares       35.1%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Common Stock       Directors and Officers as a group          6,566,666 shares       57.6%
($.001 par value)

Preferred Stock (2)David Apodaca                                115,500 shares         33%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305

Preferred Stock (2)Lee Schwuchow                                234,500 shares         67%
($.001 par value)  200 Riverside Place, #1                       Direct
                   Wilton Manors, FL 33305
-----------------  ---------------------------                ----------------     ------




(2) Each shares of Class A Convertible Preferred Stock is convertible into twenty shares of common stock after July 1, 2004. In addition, holders of the preferred stock are entitled to voting rights as a class together with the common stock on all matters on an 'as converted' basis and a cumulative dividend of $1.00 per share.

ITEM  12.     DESCRIPTION  OF  SECURITIES

     Qualification. The following statements constitute summaries of the material provisions of our Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Company's Articles of Incorporation authorize it to issue up to 50,000,000 Common Shares, $.001 par value per Common Share. We are also authorized to issue 10,000,000 shares of Preferred Stock, $.001 par value per share. Such Preferred Stock may or may not be: issued in series, convertible into shares of common stock, redeemable by the Company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance.

Common Stock. All outstanding Common Shares are legally issued, fully paid and non-assessable.

Liquidation Rights. Upon liquidation or dissolution, and after payment of the Preferred Shareholders, each outstanding Common Share will be entitled to share equally in the remaining assets of our Company legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. Our Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of our Company. Accordingly, future dividends, if any, will depend upon, among other considerations, our Company's need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of our Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Preferred Stock. Our Company is authorized to issue Ten Million (10,000,000) shares of $.001 par value Class A Preferred Stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the shareholders being required. As of November 20, 2003, 350,000 preferred shares are issued and outstanding. This preferred series has, among other things, the right to vote as a class together with the common stock on all matters on an 'as converted' basis and each share is convertible into twenty shares of our common stock. It is also entitled to a cumulative dividend of $1.00 per share per year. The 350,000 shares of Class A Convertible Preferred Stock have been issued in connection with the merger of Northwestern Holdings, LLC with and into New Dynamic Marketing, Inc.

 ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the period ended December 31, 2002, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

     The Law Offices of Harold H. Martin, P.A. has rendered an opinion on the validity of our common stock being registered. Neither Mr. Martin nor his firm is an affiliate of our Company.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     ORGANIZATION  WITHIN  LAST  FIVE  YEARS

          We were originally incorporated in October 19, 2001 in Florida as New Dynamic Media, Inc. In connection with our incorporation, 10,000,000 shares of common stock, $.001 par value were issued to Garland Harris, our President and Chief Executive Officer, and 10,000,000 shares of common stock were issued to Evelyn Harris, his wife.

          On or about September 1, 2002, a loan was made to David Apodaca, managing member of Northwestern Holdings, LLC in the amount of $18,826. The amount was net of a $25,000 member distribution paid to Mr. Apodaca to assist in his personal income tax liability resulting from Northwestern Holdings, LLC's 2002 income. The loan was unsecured, non-interest bearing and was due on demand. The loan was not evidenced by a written promissory note but rather was an oral agreement between Northwestern Holdings, LLC and the managing member. The loan was repaid in its entirety during 2003.

          On or about September 1, 2002, a loan was made to an employee in the amount of $12,933. The loan is unsecured, non-interest bearing and is due on demand. The loan is not evidenced by a written promissory note but rather is an oral agreement between Northwestern Holdings, LLC and the employee. The remaining balance on the loan as of September 30, 2003 is $11,766.

          On or about September 15, 2002 a stockholder loan was made by our President, Garland Harris, in the amount of $19,635. The loan is unsecured, non-interest bearing and is due on demand. The loan is not evidenced by a written promissory note but rather is an oral agreement between us and our President. The remaining balance on the loan as of September 30, 2003 is $14,653.

          On or about June 1, 2003, our President advanced $65,943 for operating expenses for our Company. This amount is included under the related party payables in the accompanying financial statements. The total amount is current and we expect it to be repaid in full during the fourth quarter of 2003 from our working capital. This payable does not bear interest and is not secured by our Company's assets.

          As of September 30, 2003, we had accrued payroll due our President of $98,416. The total amount is current and we expect it to be repaid in full before February 2004 from our working capital. This payable does not bear interest and is not secured by our Company's assets.

     On October 1, 2003, we amended our articles of incorporation to change our name to New Dynamic Marketing, Inc. to reflect management's current business plan.

          On October 13, 2003, our Board of Directors authorized the cancellation and retirement of 9,433,334 shares of common owned by Mr. Harris and 9,450,000 shares of common stock owned by Mrs. Harris, for a total cancellation of 18,883,334 shares. Our Board of Directors directed that the cancelled shares be placed in our treasury as treasury stock.

     Pursuant to an Agreement and Plan of Merger, dated October 13, 2003, Northwestern Holdings, LLC agreed to merger with and into our Company. In connection with the merger we issued 4,000,000 shares of our common stock and 234,500 shares of our Class A Convertible Preferred Stock to Lee H. Schwuchow, our Chief Technical Officer and Treasurer, and 2,000,000 shares of our common stock and 115,500 shares of our Class A Convertible Preferred Stock to David R. Apodaca, our Chief Operating Officer and Secretary. The transaction was accounted for as a reverse merger.

ITEM  16.     DESCRIPTION  OF  BUSINESS

           We were incorporated in Florida on October 19, 2001, as New Dynamic Media, Inc., and we changed our name to New Dynamic Marketing, Inc. on October 1, 2003 to reflect management's plans of marketing profitable products, such as prescription medications and nutritional supplements. We were originally founded to produce television, radio and online programming that was positive, patriotic and uplifting in light of the September 11, 2001 terrorist attacks on the World Trade Centers in New York City. We had a very successful series of radio programs, the first of which was called "Fear Not America." We purchased radio time to run these shows. We also acquired brokered air time, pre-paid radio, TV, print media and trade credits/barter dollars at retail value in exchange for our common stock since our business plan called for various types of media which we would have had to pay in cash. Our expertise in advertising and marketing our shows on radio and other media was established by the time we merged our business operations with Northwestern Holdings, LLC, a Florida limited liability company ("NWH") on July 1, 2003. While the legal merger was not effective until October 2003, pursuant to an Agreement and Plan of Merger, dated October 13, 2003 (the "Merger Agreement'), between New Dynamic Marketing, Inc. and Northwestern Holdings, LLC, our companies have been operating jointly since July 1, 2003. A copy of the Merger Agreement is attached as an exhibit to this Registration Statement.

     NWH was formed on May 22, 2002, to design and develop an application service provider (ASP) that would incorporate online capabilities to be used for order processing and delivery solutions for licensed pharmacies. We are not an online pharmacy but rather market for pharmacies. The software was co-developed by Mr. Lee Schwuchow, Chief Technical Officer of our Company. The software handled every aspect of order processing, from a customer's initial contact with the Web Site, to arranging consultations with physicians and the writing of prescriptions, if appropriate, and finally to the signing of FedEx bills of lading to send the prescription medication by overnight delivery. All features of the pharmacy purchase were tracked, monitored and put into a database, including the physician consultation. However, we don't have intellectual property rights or patents for our software. In addition, we are aware of at least three other competitors that use similar software technology, including USA Prescriptions.

     Our software currently processes approximately two thousand orders per week for licensed pharmacies. While we do not sell pharmaceutical products, we are engaged in their marketing. The products are sold and fulfilled through local licensed pharmacies. In October of 2002, NWH saw the great retail potential for marketing pharmacies online, and it started a prescription pharmacy marketing website called www.discountpillrx.com.
               ----------------------

The merger of our Company with NWH puts together an offline marketing driven company and a software company having expertise in the online prescription drug business. The benefit of this merger is the blending of a conventional media company and an online marketing Company to open new marketing opportunities. Our name change reflects our management's plans to focus on the online pharmacy business via the discountpillrx Web Site. The Company's principal executive offices are located at 221 E. Prospect Rd., Oakland Park, FL 33334. The primary telephone number is (954) 938-5200.

     From inception to June 30, 2003 we have been engaged in acquiring media and marketing our shows. Since July 1, 2003, since the acquisition of NWH, we have also been engaged in marketing of prescription medications via our website. We had revenues of $3,034,932 and a net loss of $ (247,431) for the nine months ended September 30, 2003. We had revenues of $ 751,016 and pro forma net income of $ 90,633 for the year ended December 31, 2002. In addition, as of September 30, 2003, we had available cash and cash equivalents of $61,492. Our revenues were primarily from marketing fees for online pharmacies.

      As of September 30, 2003, we had merchant reserves of $103,469, which represent orders that have been processed through our software for which we have not yet collected our fees. We currently have five full-time employees and one part-time employee.

Marketing.

             We believe successful marketing strategies will be crucial to advancing our business. For the nine months ended September 30, 2003, we spent $2,455,642 on advertising. The advertising consisted primarily of online marketing, including payments to major search engine such as Google, Yahoo! and MSN.com. With these search engines, we purchase keyword slots that allow us to receive top ratings when potential customers perform searches through these services. We believe this targets the type of exact customers that will be looking for the types of products we market. We have no intention of being the 'low price leader' for pharmaceuticals, but rather we are concerned with marketing to customers who are concerned about saving time, avoiding embarrassment and convenient shopping from home or at the office.

     We are currently developing several commercials to air on a variety of television stations during the fourth quarter of 2003. We are also developing a thirty minute infomercial for the products we market. We will accomplish this through prepaid media advertising we have purchased, which includes television and radio airtime as well as print media in magazines and publications. As of September 30, 2003 we have approximately $1,050,398 in prepaid media available to us. This amount is net of a $1,440,000 valuation reserve. Our advertising agreements are with unrelated third parties and allow us advertising through television, radio and print media. We have attached material agreements with our vendors as an exhibit to this registration statement. Advertisements in magazines have already been ordered for use during the fourth quarter, including placements in Muscle Mag, Oxygen and American Health and Fitness. Our commercials will also begin to air during the fourth quarter. As an internal policy, we do not use unsolicited commercial e-mail (SPAM) in our advertising efforts.

Competition.

     Our business is primarily online which is characterized with intense competition and low barriers to entry. Our competitors include drugstores such as CVS, Eckerd, Rite Aid, Walgreen's, Arrow Pharmacy and Drugstore.com. Our competitors are generally much better capitalized than our company and have a greater name brand exposure as trusted suppliers of medications. In addition, many of our competitors have better pricing than we do. We plan to be competitive primarily based on service and convenience. Our marketing to customers includes the ability to receive doctor prescriptions and place an order within moments as compared with the several hours needed to obtain medications via traditional methods. In addition, our processing allows for a high level of confidentiality for customers who are purchasing medications.

     Another form of competitor is the rogue online pharmacies that are illegal and unlicensed. Although this type of marketing only accounts for 0.4% of prescription purchases, it appeals to the online purchaser that may also be a potential customer of ours. An addition aspect in connection with this competition is that the activity of rogue online pharmacies may increase governmental regulations surrounding online sales of medications.

Suppliers and delivery.

             Our business is based in the U.S. market. There are at least 7 or 8 supplying pharmacies that we can use to fulfill product orders. We do not have written agreements with these suppliers. Currently we use EVA Global, Inc., an unrelated fulfillment operation located near our corporate offices in Oakland Park, FL. EVA Global, Inc. uses FedEx as its primary carrier to deliver products. Customers typically receive their orders the next business afternoon. EVA Global, Inc. processes the transaction once the customer clicks 'buy' on our website. All customer service related matters from that point are also handled by EVA Global, Inc. EVA Global, Inc. also pays the shipping and transaction costs.

Payment  Processing  and  security.

     We accept credit cards, bank debits and checks for payments. The site is secure for payments and we have not had instances of computer hacking or theft with regard to customer payments.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

      We were incorporated in Florida on October 19, 2001, as New Dynamic Media, Inc., and we changed our name to New Dynamic Marketing, Inc. on October 1, 2003 to reflect management's plans of marketing profitable products, such as prescription medications and nutritional supplements. We were originally founded to produce television, radio and online programming that was positive, patriotic and uplifting in light of the September 11, 2001 terrorist attacks on the World Trade Centers in New York City. We had a very successful series of radio programs, the first of which was called "Fear Not America." We purchased radio time to run these shows. We also acquired brokered air time, pre-paid radio, TV, print media and trade credits/barter dollars at retail value in exchange for our common stock since our business plan called for various types of media which we would have had to pay in cash. Our expertise in advertising and marketing our shows on radio and other media was established by the time we merged our business operations with Northwestern Holdings, LLC, a Florida limited liability company ("NWH") on July 1, 2003. While the legal merger was not effective until October 2003, pursuant to an Agreement and Plan of Merger, dated October 13, 2003 (the "Merger Agreement'), between New Dynamic Marketing, Inc. and Northwestern Holdings, LLC, our companies have been operating jointly since July 1, 2003. A copy of the Merger Agreement is attached as an exhibit to this Registration Statement.

 Results of Operations.

          The following discussion pertains to the unaudited financial statements for the nine months ended September 30, 2003 and 2002 and to the audited financial statements for the years ended December 31, 2002 and 2001. Our merger with Northwestern Holdings, LLC ("NWH") was accounted for as a reverse merger whereby NWH is the acquirer for accounting purposes. Information herein is presented from the perspective of NWH.

Revenues.

          Revenues for the nine months ended September 30, 2003 were $3,034,932 as compared with $89,959 for the same period in 2002. Revenues for the period of inception (May 22, 2002) to December 31, 2002 were $751,016. The increase in revenues for the 2003 period was primarily attributable establishing a brand presence during 2003 and receiving a large number of repeat customers. Upon inception in May 2002, we did not begin operation with any significant customer base. Therefore, our efforts since inception have been attracting new customers and establishing brand presence via our website. Revenues were generated primarily from agency fee income we receive on sales of pharmaceutical products via our website at www.discountpillrx.com.

Operating  Expenses.

          Operating expenses for the nine months ended September 30, 2003 were $828,475 as compared with $8,571 for the same period in 2002. Notable expenses for the 2003 period consisted of the following:
- Consulting fees were $484,865 which was primarily due to the issuance of 470,000 shares to Greentree Financial Group, Inc. primarily for assistance with the preparation of this registration statement, professional services in connection with the merger with Northwestern Holdings, LLC, EDGAR services and blue sky services. The shares were value at $1.00 per share yielding and aggregate market value of $470,000.
- Payroll and related expenses were $149,420 due to the addition of three new full time employees during the year.
- Professional fees were $31,389 in connection with our bookkeeping and financial audits.
- Barter fees were $16,377 in connection with transactions done within our various barter networks.

          Operating expenses for the period of inception (May 22, 2002) to December 31, 2002 were $50,693. Notable expenses for the 2002 period consisted of the following:
-     Payroll and related expenses were $12,500
-     Office expenses were $14,800
-     Web development expenses were $18,500

We expect slight increases in operating expenses through December 31, 2004.

Advertising.

          Advertising expenses for the nine months ended September 30, 2003 were $2,455,642 as compared with $45,054 for the same period in 2002. Advertising expenses for the period of inception (May 22, 2002) to December 31, 2002 were $555,361. Our advertising for both periods consisted primarily of online ads with portals and websites such as Google, Yahoo! and MSN.com. After the merger with our companies in July 2003, we also started advertising in print media such as magazines. We are also currently planning a thirty second commercial which will begin to air nationwide during the fourth quarter of 2003. These commercials will be done through advertising media we acquired in transactions with Intermedia Marketing Solutions, Inc. and Inglobalvest, Inc. Pursuant to the transactions, we acquired a total of $2 million at retail worth of advertising during 2003 in exchange for issuing 666,666 shares of our common stock. This amount was recorded at $559,331 in the accompanying financial statements which includes a valuation adjustment. In addition, we have engaged in various smaller transactions since inception where we have purchased television and radio airtime as well as purchased slots in print media advertisements in exchange for issuances of our common stock. As of September 30, 2003 we currently had accumulated a total of $2,490,398 worth of prepaid advertising. This amount is offset by a total valuation allowance of $1,440,000 in the accompanying financial statements. We believe this prepaid media will allow us to gain additional market exposure in the future.

Income/  Losses.

          Net loss for the nine months ended September 30, 2003 was $247,431 versus $36,377 in net income for the same period in 2002, a decrease of $283,808. The change was primarily attributable to non-recurring consulting expenses incurred during the period of $492,530. This amount was partially offset by the increase in revenues to $3,034,932, less advertising expenses of $2,410,588.

          Net income for period of inception (May 22, 2002) to December 31, 2002 was $90,633. Net income before taxes for this short year was $145,315.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

          Cash flows provided by operations were $321,893 for the nine months ended September 30, 2003 versus $36,377 in the same period in 2002. Cash flows for 2003 were primarily from the issuances of common stock for services and an increase in accounts payable and accrued expenses of $492,530 and $81,227, respectively, partially offset by the net loss for the period of $247,431. Cash flows for the nine months ended September 30, 2002 were attributable to the net income for the period of $36,377.

          Cash flows provided by operations were $77,414 for the period of inception (May 22, 2002) to December 31, 2002. Cash flows provided by operations were primarily attributable to our net income from operations of $145,315 partially offset by the increase in merchant reserves of $79,656. We did not have any material receivables over 30 days old as of September 30, 2003.

          Cash flows used in investing activities were $74,515 for the nine months ended September 30, 2003 versus $2,552 during the same period in 2002 which was attributable to purchases of property and equipment.

          Cash flows used in investing activities were $9,580 for the period of inception (May 22, 2002) to December 31, 2002 which was attributable to purchases of property and equipment.

          Cash flows used in financing activities were $201,351 for the nine months ended September 30, 2003 versus $27,171 during the same period in 2002. Cash flows for the 2003 period included $19,993 in shareholder loan repayments and member distributions of $221,344 from Northwestern Holdings, LLC before it merged with our Company. The shareholder loan is an oral agreement between our Company and our President. The loan is unsecured, non-interest bearing and is due on demand. The loan balance as of September 30, 2003 is $14,653. Cash flows for the 2002 period included payments in connection with loans to a managing member and an employee totaling $31,759 and related repayments of $4,588. The loans are unsecured, non-interest bearing and are due on demand. The effects of imputed interest would be immaterial to the financial statements. The loan to the managing member was fully repaid during 2003. The loan balance for the employee as of September 30, 2003 is $11,766.

          Cash flows used in financing activities were $52,369 for the period of inception (May 22, 2002) to December 31, 2002. Cash flows from financing activities were primarily from $31,759 in loans made to a managing member and an employee during 2002. The loans were net of a $25,000 distribution to the managing member to assist in personal income tax liability in connection with income from Northwestern holdings, LLC for the year ended December 31, 2002. The loans are unsecured, non-interest bearing and are due on demand. The effects of imputed interest would be immaterial to the financial statements. The loan to the managing member was fully repaid during 2003. The loan balance for the employee as of September 30, 2003 is $11,766.

          Overall, we have funded our cash needs from inception through September 30, 2003 with a series of related party transactions and with positive working capital. We believe we have sufficient cash, working capital and cash flows from operations to operate our business for the next twelve months.

          We had cash on hand of $61,492 and working capital of $1,245,872 as of September 30, 2003. We had cash on hand of $15,465 and working capital of $115,482 as of December 31, 2002. Our working capital increase is primarily due to increases in prepaid media, prepaid expenses, merchant reserves and cash during 2003. We will substantially rely on the existence of revenue from our business which we consider sufficient to sustain our business for the next 12 months.

          On a long-term basis, liquidity is dependent on continuation and expansion of operations and receipt of revenues. We currently have no plans for any new infusions of capital or debt financing. However, if revenues fall short of our expectations, we would consider additional funding through either a follow-on stock offering or through traditional debt financing such as a bank credit line.

          Demand for our marketing services will be dependent on, among other things, market acceptance of the online pharmaceutical market in general and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of agent revenues from the sales of products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate an online marketing company, primarily with regard to prescription medications. We plan to strengthen our position in this market. We also plan to expand our operations through aggressively marketing our products and Company concept.

ITEM  18.     DESCRIPTION  OF  PROPERTY

          Our executive offices are located at 211 East Prospect Road, Oakland Park, Florida 33334. These offices consist of approximately 1,000 square feet, which are leased through August 1, 2004, pursuant to an operating lease. We have a renewal option at the end of the current lease term which would extend the lease for an additional two year under the same terms as the original lease. The operating lease began on August 1, 2003 so we did not have rental payments and related expense for the year ending December 31, 2002. Prior to our lease we operated our business from the home of our President. We project that our current offices will need to be expanded in the future to handle anticipated capacity resulting from our Company's growth.

ITEM  19.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

          We were originally incorporated on October 19, 2001 in Florida as New Dynamic Media, Inc. In connection with our incorporation, 10,000,000 shares of common stock, $.001 par value were issued to Garland Harris, our President and Chief Executive Officer, and 10,000,000 shares of common stock were issued to Evelyn Harris, his wife.

          On or about September 1, 2002, a loan was made to David Apodaca, managing member of Northwestern Holdings, LLC in the amount of $18,826. The amount was net of a $25,000 member distribution paid to Mr. Apodaca to assist in his personal income tax liability resulting from Northwestern Holdings, LLC's 2002 income. The loan was unsecured, non-interest bearing and was due on demand. The loan was not evidenced by a written promissory note but rather was an oral agreement between Northwestern Holdings, LLC and the managing member. The loan was repaid in its entirety during 2003.

          On or about September 1, 2002, a loan was made to an employee in the amount of $12,933. The loan is unsecured, non-interest bearing and is due on demand. The loan is not evidenced by a written promissory note but rather is an oral agreement between Northwestern Holdings, LLC and the employee. The remaining balance on the loan as of September 30, 2003 is $11,766.

          On or about September 15, 2002 a stockholder loan was made by our President, Garland Harris, in the amount of $19,635. The loan is unsecured, non-interest bearing and is due on demand. The loan is not evidenced by a written promissory note but rather is an oral agreement between us and our President. The remaining balance on the loan as of September 30, 2003 is $14,653.

          On or about June 1, 2003, our President advanced $65,943 for operating expenses for our Company. This amount is included under the related party payables in the accompanying financial statements. The total amount is current and we expect it to be repaid in full during the fourth quarter of 2003 from our working capital. This payable does not bear interest and is not secured by our Company's assets.

          As of September 30, 2003, we had accrued payroll due our President of $98,416. The total amount is current and we expect it to be repaid in full before February 2004 from our working capital. This payable does not bear interest and is not secured by our Company's assets.

     On October 1, 2003, we amended our articles of incorporation to change our name to New Dynamic Marketing, Inc. to reflect management's current business plan.

          On October 13, 2003, our Board of Directors authorized the cancellation and retirement of 9,433,334 shares of common owned by Mr. Harris and 9,450,000 shares of common stock owned by Mrs. Harris, for a total cancellation of 18,883,334 shares. Our Board of Directors directed that the cancelled shares be placed in our treasury as treasury stock.

     Pursuant to an Agreement and Plan of Merger, dated October 13, 2003, Northwestern Holdings, LLC agreed to merger with and into our Company. In connection with the merger we issued 4,000,000 shares of our common stock and 234,500 shares of our Class A Convertible Preferred Stock to Lee H. Schwuchow, our Chief Technical Officer and Treasurer, and 2,000,000 shares of our common stock and 115,500 shares of our Class A Convertible Preferred Stock to David R. Apodaca, our Chief Operating Officer and Secretary. The transaction was accounted for as a reverse merger.

ITEM  20.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-the-Counter Bulletin Board once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

     We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     None.

Holders.

     As of November 18, 2003, there were approximately 120 holders of record of our common stock.

Shares Eligible for Future Sale.

     Upon effectiveness of this registration statement, the 2,817,668 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant. In addition, any dividends for the common stock would be made after the dividends due the preferred stock.

     The 2,817,668 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

ITEM  21.     EXECUTIVE  COMPENSATION

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the years 2002, 2001, other than outlined below. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by the Company's executive officers for the past three years.

SUMMARY COMPENSATION TABLE
                       Annual Compensation                       Awards                  Payouts
----------------------------------------------------------------------------------------------------
                                                                 Restricted Securities
Name and Principal                                  Other Annual Stock      Underlying LTIP    All Other
Position            Year       Salary     Bonus     Compensation Award(s)   Options    payouts Compensation
                                 ($)       ($)            ($)      ($)      SARs(#)      ($)       ($)

Garland Harris,     2002        $100,000       -           -        -         -          -          -
President & CEO     2001           -           -           -        -         -          -          -

David Apodaca,      2002           6,500       -           -        -         -          -          -
COO & Secretary     2001           -           -           -        -         -          -          -

Lee Schwucho,       2002           6,000       -           -        -         -          -          -
CTO & Treasurer     2001           -           -           -        -         -          -          -




          We have entered into an employment agreement with Garland Harris, our President for a period of one year which commenced on July 1, 2003. Pursuant to the agreement, Mr. Harris will receive compensation in the amount of $100,000 per year for his services as our Company's President and Chief Executive Officer. Mr. Harris' employment agreement is attached as an exhibit to this Form SB-2. Mr. Harris also had accrued salary for the year ended December 31, 2002 of $100,000, of which $98,416 remains unpaid as of September 30, 2003.




COMPENSATION  OF  DIRECTORS

     In 2003, the Company committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.

ITEM 22     FINANCIAL STATEMENTS


                          NEW DYNAMIC MARKETING, INC.
                                  BALANCE SHEET
                                    UNAUDITED
                               SEPTEMBER 30, 2003
===============================================================================

                                     ASSETS

CURRENT ASSETS
   Cash and Cash Equivalents                                      $      61,492
   Merchant Account Reserves                                            103,469
   Prepaid Media Advertisement,
    net of reserve valuation of $1,440,000                            1,050,398
   Prepaid Expense, net of reserve valuation of $427,000                228,734
                                                                  -------------
      TOTAL CURRENT ASSETS                                            1,444,093

PROPERTY AND EQUIPMENT
   Property and Equipment                                                84,095
   Accumulated Depreciation                                              (6,817)
                                                                  -------------
      Net Property and Equipment                                         77,278

OTHER ASSETS
   Related Party Receivables                                             11,766
   Deposits and Other Assets                                            131,630
                                                                  -------------
      TOTAL OTHER ASSETS                                                143,396
                                                                  -------------

         TOTAL ASSETS                                             $   1,664,767
                                                                  =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable and Accrued Expenses                          $      19,209
   Accrued Officer's Compensation                                        98,416
   Related Party Payables                                                80,596
                                                                  -------------
      TOTAL CURRENT LIABILITIES                                         198,221
                                                                  -------------


STOCKHOLDERS' EQUITY
   Convertible Preferred Stock ($.001 par value,
    cumulative with dividends of $1.00 per share,
    10,000,000 authorized, 350,000 issued and outstanding)                  350
   Common Stock ($.001 par value, 50,000,000 shares
    authorized: 11,404,000 shares issued and outstanding)                11,404
   Additional Paid-in-Capital                                         2,045,958
   Retained Earnings (Deficit)                                         (591,166)
                                                                  -------------
      TOTAL STOCKHOLDERS' EQUITY                                      1,466,546
                                                                  -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   1,664,767
                                                                  =============




     The accompanying notes are an integral part of the financial statements




                           NEW DYNAMIC MARKETING, INC.
                            STATEMENTS OF OPERATIONS
                                    UNAUDITED
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 &
               FROM INCEPTION (MAY 22, 2002) TO SEPTEMBER 30, 2002
===============================================================================


                                                      2003          2002
                                                   ----------    ----------
SALES
   Agency Fee Income                               $3,034,932    $   89,959
                                                   ----------    ----------

OPERATING EXPENSES                                    828,475         8,571

ADVERTISING EXPENSE                                 2,455,642        45,054
                                                   ----------    ----------

      TOTAL EXPENSES                                3,284,117        53,625
                                                   ----------    ----------

      OPERATING INCOME (LOSS)                        (249,185)       36,334

OTHER INCOME (EXPENSE)
   Interest and Other Income                            1,754            43
                                                   ----------    ----------

      NET INCOME (LOSS)                            $ (247,431)   $   36,377
                                                   ==========    ==========

      Net Loss Per Common Share
       Basic & Fully Diluted                       $    (0.03)   $       **
                                                   ==========    ==========

      Weighted Average Common Shares Outstanding    7,633,790     6,000,000
                                                   ==========    ==========


**Less than $.01





     The accompanying notes are an integral part of the financial statements




                          NEW DYNAMIC MARKETING, INC.
                            STATEMENTS OF CASH FLOWS
                                    UNAUDITED
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 &
              FROM INCEPTION (MAY 22, 2002) TO SEPTEMEBER 30, 2002
===============================================================================


                                                      2003          2002
                                                   ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                               $ (247,431)   $   36,377
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation Expense                              6,460             -
      Stock issued for services                       492,530             -
     (Increase) decrease in operating assets:
         Merchant Reserves                            (23,813)            -
         Other Assets                                  12,920             -
      Increase (decrease) in operating liabilities:
         Accounts payable and accrued expenses         81,227             -
                                                   ----------    ----------

         NET CASH PROVIDED BY OPERATING
          ACTIVITIES                                  321,893        36,377
                                                   ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment             (74,515)       (2,552)
                                                   ----------    ----------

         NET CASH USED IN INVESTING ACTIVITIES        (74,515)       (2,552)
                                                   ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Related party loans, net                            19,993       (27,171)
   Member Distributions                              (221,344)            -
                                                   ----------    ----------

         NET CASH USED IN FINANCING ACTIVITIES       (201,351)      (27,171)
                                                   ----------    ----------

         NET INCREASE IN CASH AND CASH EQUIVALENTS     46,027         6,654

CASH AND CASH EQUIVALENTS:
   Beginning of period                                 15,465             -
                                                   ----------    ----------

   End of period                                   $   61,492    $    6,654
                                                   ==========    ==========


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of common stock in exchange
    for services                                   $  492,530    $        -
                                                   ==========    ==========
   Issuance of common stock in exchange
    for prepaid expenses                           $  184,969    $        -
                                                   ==========    ==========
   Issuance of common stock in exchange
    for advertising                                $  559,331    $        -
                                                   ==========    ==========
   Issuance of common stock in exchange
    for investments                                $   80,000    $        -
                                                   ==========    ==========
   Issuance of common stock in exchange
    for barter trade dollars                       $   75,839    $        -
                                                   ==========    ==========
   Issuance of common stock in business
    combination                                    $  294,614    $        -
                                                   ==========    ==========



     The accompanying notes are an integral part of the financial statements






                          NEW DYNAMIC MARKETING, INC.
                    NOTES TO FINANCIAL STATEMENTS - UNAUDITED
        FOR THE PERIODS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002



NOTE   A  -  BASIS  OF  PRESENTATION

New Dynamic Marketing, Inc. ("Company"), formerly New Dynamic Media, Inc. ("NDM"), consummated a merger with Northwestern Holdings, LLC ("NWH") on October 14, 2003. The agreement and plan of merger related to this transaction is summarized in Note D herein and attached as an exhibit to Form SB-2 filed by the Company on or about November 20, 2003

For accounting purposes, the transaction was treated as a reverse purchase acquisition effective as of July 1, 2003. NWH shareholders received more than the majority equity interest in the merger. Therefore, the financial statements reported herein reflect the assets, liabilities and operations of NWH as if it had been the reporting entity since inception. On October 17, 2003, NDM changed its name to New Dynamic Marketing, Inc.

Unaudited  interim  financial  statements  -

The accompanying unaudited financial statements include the accounts of the Company since inception and include the combined operations of NDM since July 1, 2003. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC rules and regulations. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expense during the reporting period. Actual results could differ from those estimates. The results of operations for the nine months ended September 30, 2003, are not necessarily indicative of the results to be expected for the year ended December 31, 2003. These financial statements should be read in conjunction with the financial Statements and notes thereto included in the Company's audited financial statements as of December 31, 2002.

NOTE   B  -  SELECTED  ACCOUNTING  POLICIES

REVENUE  RECOGNITION

According to the criteria outlined in Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal Versus net as an Agent (EITF 99-19), the Company recognizes revenue net as agent, when the products are shipped to customers. The Company does not allow refunds or exchanges of the prescribed medications due to Federal Law.

LOSS  PER  SHARE

Statement of Financial Accounting Standard ("SFAS") No.128 requires dual presentation of basic and diluted EPS with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings (loss) per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings (loss) per share would assume the conversion, exercise, or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the years presented. There were no adjustments required to net loss for the years presented in the computation of diluted earnings per share.

NOTE  C  -  PREPAID  MEDIA  ADVERTISEMENT

During 2003, The Company acquired media advertising in exchange for shares of the Company's common stock. The media advertising was recorded at an agreed upon stock value at the time of the exchange and amounted to $1,999,998 in 2003. The Company also purchased media during 2003 for $56,600. Prepaid media advertisement acquired in the business combination at fair market value amounted to $433,800 (see Note E). Media advertising was not sold or exchanged as of September 30, 2003. At September 30, 2003, the acquired media advertising is reflected in the balance sheet as prepaid media advertising, net of $1,440,000 reserve allowance on media advertising exchanged for stock, to reflect its fair value. Fair value was established and adopted by management based on professional appraisals at thirty percent of book value. A valuation adjustment was expensed in the amount of $40,000 for the prepaid media advertisement purchased and not acquired through the purchase of stock. Prepaid media advertising is expensed when incurred.

NOTE  D  -  PRO  FORMA  INFORMATION

The following is pro forma income statement information for the business purchase combination as if the combination had occurred at the beginning of the current year and for the prior comparable accounting period as if it had occurred at the beginning of the prior accounting period.


                                                   Nine  Months  Ended
                                             -------------------------------
                                                9-30-03           9-30-02
                                             -------------     -------------

Revenues                                     $   3,034,932     $      89,959
Net  income  (loss)                               (282,573)         (137,539)
Earnings  per  share                                 (0.04)            (0.01)



NOTE  E  -  BUSINESS  COMBINATION

On October 14, 2003, New Dynamic Marketing, Inc. ("Company") formerly New Dynamic Media, Inc. ("NDM") entered into an Agreement and Plan of Merger with Northwestern Holdings, LLC ("NWH") whereby NDM acquired NWH and changed the name of the combined companies to New Dynamic Marketing, Inc. In connection with this agreement, the Company purchased certain assets and assumed liabilities of NWM. The effective date of the merger is as of July 1, 2003 whereby these financial statements include combined activities of NDM and NWH since that date through September 30, 2003.

At the effective date of the merger, the members of NWH exchanged their interest for an aggregate of (i) 6,000,000 shares of the Company's Common Stock and (ii) 350,000 shares of the Company's Class A Convertible Preferred Stock. Each share of Class A Convertible Preferred Stock is convertible at the option of the holder, at any time after one year from the date of issuance, into twenty shares of the Company's common stock. In addition, the holders of Class A Convertible Preferred Stock are entitled to receive a cumulative dividend of one dollar per share per year for each share of Class A Convertible Preferred Stock held.

The total purchase price was $294,614. The acquisition is accounted for using the purchase method of accounting, and, accordingly, the purchase price is allocated to the assets purchased and the liabilities assumed based upon their fair value at July 1, 2003, the effective date of acquisition. The purchase price equaled the fair value of the identifiable assets and assumed liabilities; therefore, no goodwill is recorded.

The purchase price allocation for this acquisition has been recorded as follows:

      Cash                                             $    2,973
      Prepaid  Media  Advertisement                       433,800
      Prepaid  and  other  assets                          60,000
      Accounts  payable                                    (8,588)
      Due  to  shareholder,  compensation  &  other      (123,571)
      Accrued  barter  dollars                            (70,000)
                                                       ----------
               Net  assets  acquired                   $  294,614
                                                       ==========

NOTE  F  -  EQUITY

As of the date of the merger acquisition, July 1, 2003, the Company terminated its LLC status and the Company will be taxed thereafter as a C corporation. Subsequent to the distribution, the managing member contributed all the member's equity through July 1, 2003 totaling $306,728 to additional paid-in-capital. The Company distributed $161,712 to the managing member for the payment of individual income taxes while the Company was a limited liability corporation.

NOTE  G  -  CERTAIN  SIGNIFICANT  RISKS  AND  UNCERTAINTIES

The Company operates in the online retail pharmaceutical industry whereby the Company is a marketing agent that provides access to online pharmacies and in part, can be affected by a variety of factors. For example, Federal or State laws could be enacted that prohibit dispensing pharmaceuticals to patients based on prescriptions written by doctors that do not see the patient. The Company is also dependent on using pharmacies for all customer orders.




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of NEW DYNAMIC MEDIA, INC.
Fort Lauderdale, Florida


We have audited the accompanying balance sheet of NEW DYNAMIC MEDIA, INC. as of December 31, 2002, and the related statements of operations and stockholders' equity and cash flows for the year ended December 31, 2002 and for the period from inception (October 19, 2001) to December 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Dynamic Media, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period from inception (October 19, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of December 31, 2002 and to date has had no significant operations. Recovery of the Company's assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.



/s/ Perrella & Associates, P.A.
-------------------------------
Perrella & Associates, P.A.

Pompano Beach,  Florida
October 20, 2003



                            NEW DYNAMIC MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2002
===============================================================================


                                     ASSETS
                                                                      2002
                                                                  -------------
CURRENT ASSETS
   Cash and Cash Equivalents                                      $         655
   Prepaid Media Advertisement - Note C
                                                                        289,800
   Prepaid Expense, net of reserve valuation
    of $99,210 - Note D
                                                                         49,659
                                                                  -------------
      TOTAL CURRENT ASSETS                                              340,114

OTHER ASSETS                                                              7,081
                                                                  -------------


          TOTAL ASSETS                                            $     347,195
                                                                  =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable and Accrued Expenses - Note E                 $     183,758
   Loans From Stockholders - Note F                                      14,653
                                                                  -------------
      TOTAL CURRENT LIABILITIES                                         198,411
                                                                  -------------


STOCKHOLDERS' EQUITY
   Preferred Stock ($.001 par value, cumulative with
    dividends of $1.00 per share, 10,000,000 authorized,
    none issued and outstanding)                                              -
   Common Stock ($.001 par value, 50,000,000 shares
    authorized: 22,520,021 shares issued and outstanding)                22,520
   Additional Paid-in-Capital                                           480,167
   Deficit accumulated during the development stage                    (333,703)
   Less Common Stock Subscription Receivable                            (20,200)
                                                                  -------------
      TOTAL STOCKHOLDERS' EQUITY                                        148,784
                                                                  -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $     347,195
                                                                  =============







     The accompanying notes are an integral part of the financial statements





                            NEW DYNAMIC MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
      FOR THE PERIOD FROM INCEPTION (OCTOBER 19, 2001) TO DECEMBER 31, 2001
===============================================================================

                                                           From Inception
                                                           (October 19, 2001)
                                   2002          2001      to December 31, 2002
                                ----------    ----------   --------------------

SALES
   Revenue                      $        -    $        -   $                  -
                                ----------    ----------   --------------------

OPERATING EXPENSES                (334,092)            -               (334,092)
                                ----------    ----------   --------------------

   OPERATING LOSS                 (334,092)            -               (334,092)

OTHER INCOME:
   Interest and other Income           389             -                    389
                                ----------    ----------   --------------------

   NET LOSS                     $ (333,703)   $        -   $           (333,703)
                                ==========    ==========   ====================

   Net Loss Per Common Share
    Basic & Fully Diluted       $    (0.02)   $        -   $              (0.02)
                                ==========    ==========   ====================

   Weighted Average Common
    Shares Outstanding          21,360,011    20,200,000             20,973,340
                                ==========    ==========   ====================





     The accompanying notes are an integral part of the financial statements





                            NEW DYNAMIC MEDIA, INC.
                          (A DEVELOPMET STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
      FOR THE PERIOD FROM INCEPTION (OCTOBER 19, 2001) TO DECEMBER 31, 2001
===============================================================================


                                                    Deficit
                                                    Accumulated
                           Common      Additional   During the
                 Common    Stock       Paid-in      Development
                 Shares    $.001 Par   Capital      Stage              Total
               ----------  ---------   ----------   -----------      ----------

Balances,
October
19, 2001                -  $       -   $        -   $         -      $        -

Issuances
of common
stock to
Founders       20,200,000     20,200            -             -          20,200

Net loss                -          -            -             -               -
               ----------  ---------   ----------   -----------      ----------

Balances,
January
1, 2002        20,200,000     20,200            -             -          20,200

Issuances of
common stock
for cash           34,400         34       18,666             -          18,700

Issuances of
common stock
for services      161,333        161       95,506             -          95,667

Issuances of
common stock
for prepaid
advertising     1,352,000      1,352      288,448                       289,800

Issuances of
common stock
for barter
trade dollars     772,288        772       77,549                        78,321

Net loss                -          -            -      (333,703)       (333,703)
               ----------  ---------   ----------   -----------      ----------

               22,520,021  $  22,520   $  480,167   $  (333,703)        168,984
               ==========  =========   ==========   ===========      ==========





     The accompanying notes are an integral part of the financial statements





                            NEW DYNAMIC MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 2002 AND
      FOR THE PERIOD FROM INCEPTION (OCTOBER 19, 2001) TO DECEMBER 31, 2001
===============================================================================

                                                           From Inception
                                                           (October 19, 2001)
                                   2002          2001      to December 31, 2002
                                ----------    ----------   --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                     $ (333,703)   $        -   $           (333,703)
   Adjustments to reconcile
    net loss to net cash used
    in operating activities:
      Stock issued for services     95,667             -                 95,667
      Noncash expenses              91,581             -                 91,581
     (Increase) decrease in operating assets:
         Accounts receivable             -             -
      Increase (decrease) in operating liabilities:
         Accounts payable and
          accrued expenses         113,757             -                113,757
                                ----------    ----------   --------------------

         NET CASH USED IN
          OPERATING ACTIVITIES     (32,698)            -                (32,698)
                                ----------    ----------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
                                         -             -                      -


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sales
    of common stock                 18,700             -                 18,700
   Proceeds from stockholder loans  19,635                               19,635
   Repayments of stockholders loans (4,982)            -                 (4,982)
                                ----------    ----------   --------------------

         NET CASH PROVIDED BY
          FINANCING ACTIVITIES      33,353             -                 33,353
                                ----------    ----------   --------------------

         NET INCREASE IN CASH
          AND CASH EQUIVALENTS         655             -                    655

CASH AND CASH EQUIVALENTS:
         Beginning of period             -             -                      -
                                ----------    ----------   --------------------

         End of period          $      655    $        -   $                655
                                ==========    ==========   ====================


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
   Issuance of common stock
    in exchange for services    $   95,667    $        -   $             95,667
                                ==========    ==========   ====================
   Issuance of common stock
    in exchange for
    advertisement               $  289,800    $        -   $            289,800
                                ==========    ==========   ====================
   Issuance of common stock
    in exchange for barter
    trade dollars               $   78,321    $        -   $             78,321
                                ==========    ==========   ====================




     The accompanying notes are an integral part of the financial statements

                            NEW DYNAMIC MEDIA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE A - NATURE OF THE BUSINESS
-------------------------------

THE ORGANIZATION AND OPERATIONS - New Dynamic Media, Inc. (the "Company") was organized under the laws of the State of Florida on October 19, 2001.

The Company is engaged in acquiring various forms of media advertisement and barter trade dollars and then selling the media to advertisers and acquiring goods and services in exchange for the barter trade dollars.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

CASH AND CASH EQUIVALENTS - For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

BARTER TRADE DOLLARS - The Company exchanges nonmonetary assets for barter credits, also referred to as barter trade dollars. The barter credits are recorded at the fair value of the nonmonetrary asset exchanged, at an independent quoted market price for items exchanged or the cash value received if the Company converts some of the barter credits into cash shortly after receipt of the barter credit. Nonmonetary assets exchanged for barter credits are also recorded utilizing this policy.

An impairment loss on the barter credits is recognized if it subsequently becomes apparent that (1) the fair value of any remaining barter credits is less than the carrying amount or (2) it is probable that the Company will not use all of the remaining barter credits.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates the recoverability of its property and equipment and other assets in accordance with Statement of Financial Accounting Standards No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets"("SFAS 144"). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted the statement on January 1, 2002. No impairments were recognized during the year ended December 31, 2002.

REVENUE RECOGNITION - Revenue is recognized when the related media advertising or product revenue is sold or complete provided collection of the related receivable or exchange is reasonably assured.

NOTE  B  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
-----------------------------------------------------------------------

ADVERTISING COSTS - Advertising costs are expensed as incurred. The Company has not incurred any direct-response advertising costs from inception.

INCOME TAXES - The Company elected to be a "C" Corporation under the Internal Revenue Code As of inception the Company accounts for income taxes according to Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some or all of the deferred tax asset will not be realized.

EARNINGS PER SHARE - Statement of Financial Accounting Standard ("SFAS") No.128 requires dual presentation of basic and diluted EPS with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise, or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the years presented. There were no adjustments required to net loss for the years presented in the computation of diluted earnings per share.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial Board issued Statement of Financial Accounting Standards ("SFAS") No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

In April of 2002, Statement of Financial Accounting Standards ("SFAS") No. 145 was issued, which rescinded SFAS Statements No. 4, 44 and 64, amended No. 13 and contained technical corrections. As a result of SFAS 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows. The Company will adopt SFAS 145 on January 1, 2003.

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SFAS 146 to have an impact its financial statements once adopted on January 1, 2003.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees of Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment to SFAS No. 123" ("SFAS No. 148"), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123. The Company adopted the disclosure provisions of SFAS No. 148 for the quarters ending after December 15, 2002.



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The Company plans to adopt this Interpretation in the first quarter of fiscal 2004.

In January 2003, the EITF released Issue No. 00-21, ("EITF 00-21"), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.


NOTE  C  -  PREPAID  MEDIA  ADVERTISEMENT
-----------------------------------------

During 2002, The Company acquired media advertising in exchange for shares of the Company's common stock. The media advertising was recorded at an agreed upon stock value at the time of the exchange and amounted to $966,000 for 2002. Media advertising was not sold or exchanged in 2002. At December 31, 2002, the acquired media advertising is reflected in the balance sheet as prepaid media advertising, net of $676,200 reserve allowance, to reflect its fair value. Fair value was established and adopted by management based on professional appraisals at thirty percent of book value. Prepaid media advertising is expensed when incurred.

NOTE  D  -  PREPAID  EXPENSE
----------------------------

During 2002, the Company acquired barter trade dollars in exchange for shares of the Company's common stock. The Company currently expends trade dollars in the acquisition of goods and services used in its operations. Barter trade dollars not expended during the year and held at December 31, 2002 are classified on the Balance Sheet as Prepaid Expense, net of a valuation reserve in the amount of $99,210. The valuation reserve is based on an exchange of certain barter credits for cash during 2002.

IRS  Requirements

While the accounting policies described above are used for financial reporting purposes, The Internal Revenue Service requires, for purposes of taxation, that the Company recognize revenues, expenses, assets, and liabilities for all transactions in which the Company either receives or spends trade dollars using the ratio of one US dollar per Trade Dollar.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED EXPENSES
----------------------------------------------

Accounts payable and accrued expenses consists of the following on December 31, 2002:

          Accounts payable                         $    13,757
          Accrued officer compensation                 100,000
          Accrued barter dollars      (a)               70,000
                                                   -----------
                                                   $   183,757
                                                   ===========

(a) On November 7, 2002, the Company entered into an agreement with The Trade Center allowing the Company to acquire an amount up to $100,000 in barter trade dollars in exchange for an equal amount from the Company's prepaid media advertisement. As of December 31, 2002, the Company borrowed $70,000 in barter trade dollars that will be repaid in barter trade dollars during 2003. This amount is included on the balance sheet with accounts payable and accrued expenses.

NOTE  F  -  LOAN  PAYABLE  TO  STOCKHOLDER
------------------------------------------

The loan payable to the stockholder at December 31, 2002 is an unsecured note payable to the Company's majority stockholder. The note is non-interest bearing and is due on demand. As of December 31, 2002, the amount due on this loan is $14,653.

NOTE  G  -  EQUITY
------------------

During the year ended December 31, 2002, the Company issued 161,333 common shares, valued at $95,666, as payment for professional services; 772,288 common stock shares, valued at $78,321 for barter trade dollars ($387,038 barter trade dollars before valuation reserve adjustment); and 1,352,000 common shares, valued at $289,800 for prepaid media advertisement ($966,000 prepaid media advertisement before reserve valuation adjustment). Exchanged assets were valued at market value of services rendered or agreed-upon value of the Company's common stock, adjusted subsequently for fair value analysis.

NOTE H - INCOME TAXES
---------------------

The Company has approximately $334,000 of federal and state net operating losses available that expire in various years through the year 2017.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2002 and 2001.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's deferred tax asset at December 31, 2002 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $125,700 less a valuation allowance in the amount of approximately $125,700. Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.

The  Company's  total  deferred tax asset as of December 31, 2002 is as follows:

     Net operating loss carry forwards          $    125,700
     Valuation allowance                            (125,700)
                                                ------------
          Net deferred tax asset                $         --
                                                ============



NOTE H - INCOME TAXES (CONTINUED)
---------------------------------

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2002 and 2001 is as follows:

                                                          2002          2001
                                                         ------        ------
     Income tax computed at the federal statutory rate      34%           34%
     State income taxes, net of federal tax benefit       3.63%         3.63%
                                                         ------        ------
                                                         37.63%        37.63%
Less Valuation allowance                                (37.63%)      (37.63%)
                                                         ------        ------
Total deferred tax asset                                     0%            0%
                                                         ======        ======


NOTE  I  -  SUBSEQUENT  EVENT
-----------------------------

On October 14, 2003, the Company entered into an Agreement and Plan of Merger with Northwestern Holdings, LLC ("NWH") whereby the Company acquired NWH and changed the name of the combined companies to New Dynamic Marketing, Inc. ("NDM"). In connection with this agreement, NWM purchased certain assets and assumed liabilities of the Company. The effective date of the merger is as of July 1, 2003.

At the effective date of the merger, the members of NWH exchanged their interest for an aggregate of (i) 6,000,000 shares of NDM Common Stock and (ii) 350,000 shares of NDM's Class A Convertible Preferred Stock. Each share of Class A Convertible Preferred Stock is convertible at the option of the holder, at any time after one year from the date of issuance, into twenty shares of NDM's common stock. In addition, the holders of Class A Convertible Preferred Stock are entitled to receive a cumulative dividend of one dollar per share per year for each share of Class A Convertible Preferred Stock held.

Also in connection with the merger, the majority Shareholders of the Company retired an aggregate of 18,883,334 shares of the Company's common stock. The number of remaining shares of NWM common stock held by the majority Shareholders after the merger is 1,116,666.

The total purchase price was $294,614. The acquisition is accounted for using the purchase method of accounting, and, accordingly, the purchase price is allocated to the Company's assets purchased and the liabilities assumed based upon their fair value at July 1, 2003, the effective date of acquisition. The purchase price equals the fair value of the net assets purchased and therefore, no goodwill is recorded.



NOTE I - SUBSEQUENT EVENT (CONTINUED)
-------------------------------------

The purchase price allocation for this acquisition has been recorded as follows:

      Cash                                               $     2,973
      Prepaid  media  advertising                            433,800
      Prepaid  and  other  assets                             60,000
      Accounts  payable                                       (8,588)
      Due  to  shareholder,  compensation  &  other         (123,571)
      Accrued  barter  dollars                               (70,000)
                                                         -----------
               Net  assets  acquired                     $   294,614
                                                         ===========

PRO FORMA INFORMATION - The following is pro forma income statement information for the business purchase combination as if the combination had occurred at the beginning of the current year.

                          For  the  year  ended  12-31-02:
                         ---------------------------------

Revenues                           $  751,016
Net  income  (loss)                  (188,388)
Earnings  per  share                    (0.02)


Articles of Amendment were filed on October 17, 2003 with the State of Florida whereas the surviving company of the business combination changed its name to New Dynamic Marketing, Inc.




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Member of
   Northwestern Holdings, LLC
   Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Northwestern Holdings, LLC as or December 31, 2002, and the related statements of operations and member's equity and cash flows for the period from inception, May 22, 2002, to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwester Holdings, LLC as of December 31,2002, and the results of its operations and its cash flows for the period from inception, May 22, 2002, to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Perrella & Associates, P.A
------------------------------
Perrella & Associates, P.A

Pompano Beach, Florida
October 20, 2003



                           NORTHWESTERN HOLDINGS, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2002
===============================================================================


                                     ASSETS
                                                                      2002
                                                                  -------------
CURRENT ASSETS
   Cash and Cash Equivalents                                      $      15,465
   Merchant Account Reserves - Note C
                                                                         79,656
   Member Receivables - Note D                                           31,758
                                                                  -------------
      TOTAL CURRENT ASSETS                                              126,879
                                                                  -------------

PROPERTY AND EQUIPMENT
   Property and Equipment                                                 9,580
   Accumulated Depreciation                                                (357)
                                                                  -------------
      Net Property and Equipment                                          9,223
                                                                  -------------

         TOTAL ASSETS                                             $     136,102
                                                                  =============



                         LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
   Accounts Payable                                               $      11,397
                                                                  -------------
      TOTAL CURRENT LIABILITIES                                          11,397
                                                                  -------------


      MEMBER'S EQUITY                                                   124,705
                                                                  -------------

         TOTAL LIABILITIES AND MEMBER'S EQUITY                    $     136,102
                                                                  =============






     The accompanying notes are an integral part of the financial statements




                           NORTHWESTERN HOLDINGS, LLC
                             STATEMENT OF OPERATIONS
                FROM INCEPTION, MAY 22, 2002 TO DECEMBER 31, 2002
===============================================================================


SALES
   Revenue                                                        $     751,016
                                                                  -------------

GENERAL AND ADMINISTRATIVE EXPENSES                                      50,693

ADVERTISING EXPENSE                                                     555,361
                                                                  -------------
   TOTAL EXPENSES                                                       606,054
                                                                  -------------

   OPERATING INCOME                                                     144,962

OTHER INCOME:
   Interest Income                                                          353
                                                                  -------------

   NET INCOME                                                     $     145,315
                                                                  =============



UNAUDITED PRO FORMA INFORMATION  (Note F):
   Income before income taxes                                     $     145,315
   Provision for income tax                                              54,682
                                                                  -------------

   NET INCOME                                                            90,633
                                                                  =============





     The accompanying notes are an integral part of the financial statements





                           NORTHWESTERN HOLDINGS, LLC
                    STATEMENT OF CHANGES IN MEMBER'S EQUITY
                FROM INCEPTION, MAY 22, 2002 TO DECEMBER 31, 2002
===============================================================================


Balance at inception, May 22, 2002                                $           -

Contribution by Member                                                    4,390

Distributions declared to Member
                                                                        (25,000)

Net income for Period from Inception
                                                                        145,315
                                                                  -------------

       Balance, December 31, 2002                                 $     124,705
                                                                  =============




     The accompanying notes are an integral part of the financial statements





                           NORTHWESTERN HOLDINGS, LLC
                            STATEMENT OF CASH FLOWS
                FROM INCEPTION, MAY 22, 2002 TO DECEMBER 31, 2002
===============================================================================


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                     $     145,315
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation expense                                                  357
     (Increase) decrease in operating assets:
         Merchant Reserves                                              (79,656)
      Increase (decrease) in operating liabilities:
         Accounts payable and accrued expenses
                                                                         11,398
                                                                  -------------

         NET CASH PROVIDED BY OPERATING ACTIVITIES
                                                                         77,414
                                                                  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment
                                                                         (9,580)
                                                                  -------------

         NET CASH USED IN INVESTING ACTIVITIES
                                                                         (9,580)
                                                                  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash Contribution - Managing Member
                                                                          4,390
   Payments on Member receivables
                                                                        (56,759)
                                                                  -------------

         NET CASH USED IN FINANCING ACTIVITIES
                                                                        (52,369)
                                                                  -------------

         NET INCREASE IN CASH AND
                         CASH EQUIVALENTS                                15,465

CASH AND CASH EQUIVALENTS:
         Beginning of period                                                  -
                                                                  -------------

         End of period                                            $      15,465
                                                                  =============


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
   Interest paid                                                  $           -
                                                                  =============
   Distribution declared                                          $      25,000
                                                                  =============







     The accompanying notes are an integral part of the financial statements

                           NORTHWESTERN HOLDINGS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE A-NATURE OF THE BUSINESS
-----------------------------

THE ORGANIZATION AND OPERATIONS - Northwestern Holdings, LLC (the "Company") was organized under the laws of the State of Florida on May 22, 2002 as a limited liability corporation.

The Company is engaged in the online retail pharmaceutical industry in the United Stated, whereby the Company is a marketing agent that provides access to online pharmacies. Customer orders are processed through the Company's Web address, www.888PillsRx.com.

NOTE  B-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------

CASH AND CASH EQUIVALENTS - For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Fixed asset additions are capitalized, while repair and maintenance costs are charged to operations as incurred. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the related assets, which range from five to seven years.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates the recoverability of its property and equipment and other assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets"("SFAS 144'). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SF AS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The provisions of SF AS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted the statement upon inception. No impairments were recognized during the year ended December 31, 2002.

REVENUE  RECOGNITION

REVENUE RECOGNITION - According to the criteria outlined in Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal Versus net as an
Agent (EITF 99-19), the Company recognizes revenue net as agent, when the products are received by the customer. The Company does not allow refunds or exchanges of the prescribed medications due to Federal Law.

NOTE B-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------

SHIPPING AND HANDLING COSTS - The costs of shipping and handling to customers by the Company are paid for by a fulfillment center. Accordingly, there are no shipping and handling costs included in general and administrative expenses.

ADVERTISING COSTS - Advertising costs are expensed as incurred. Advertising expense for the period from inception to December 31, 2002 was $555,361.

INCOME TAXES - The Company elected to be a Limited Liability Corporation under the Internal Revenue Code. All taxable income or loss flows through to members. Accordingly, no income tax expense or liability is recorded in the accompanying financial statements. The pro forma adjustments shown in the statement of operations reflect provisions for income taxes computed based upon statutory tax rates as if the Company had been subject to federal and state taxation during 2002.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial Board issued Statement of Financial Accounting Standards ("SFAS") No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SF AS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SF AS No. 143 to have a material effect on its financial condition or cash flows.

In April of 2002, Statement of Financial Accounting Standards ("SFAS") No. 145 was issued, which rescinded SF AS Statements No.4, 44 and 64, amended No. 1.3 and contained technical corrections. As a result of SF AS 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows. The Company will adopt SFA$ 145 on January 1, 2003.


NOTE B -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------

In July 2002, the FASB issued SFAS 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SF AS 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SF AS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect SF AS 146 to have an impact its financial statements once adopted on January 1, 2003.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment to SFAS No. 123" ("SFAS No. 148"), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisioI1s of SF AS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more promineI1t disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123. The Company adopted the disclosure provisions of SFAS No. 148 for the quarters ending after December 15, 2002.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15,2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The Company plans to adopt this Interpretation in the first quarter of fiscal 2004.


NOTE B -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------

In January 2003, the EITF released Issue No. 00-21, ("EITF 00-21 "), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.

NOTE C - MERCHANT ACCOUNT RESERVES
----------------------------------

Customer payments made by credit cards are processed through the Company's merchant account or the merchant account used by the fulfillment center. When the Company's merchant account is used, seven percent of gross sales is held by the merchant account as a reserve for charge backs or potential charge backs for a minimum of six months after the sale. The funds are held in an FDIC insured account.

NOTE D - MEMBER RECEIVABLES
---------------------------

The loan receivables at December 31, 2002 are unsecured note receivables from the managing member and from an employee. As of December 31, 2002, the amount due on these loans is $18,826 and $12,933 respectively. The managing member's receivable is net of a $25,000 distribution declared to the Member (see Note E). The notes are non-interest bearing and are due on demand.


NOTE  E  -  EQUITY
------------------

The Company declared a $25,000 distribution to the managing member to assist in funding individual income taxes on 2002 Company taxable income.

NOTE  F  -PROFORMA  INFORMATION
-------------------------------

The Company elected to be taxed as a limited liability corporation, which provides for taxable income to be included on the income tax returns of the Members. The pro forma adjustments shown in the statement of operations reflect provisions for income taxes computed based on statutory rates as if the Company had been Subject to federal and state taxation during the period presented.

NOTE  G  -  SUBSEQUENT  EVENTS
------------------------------

On October 14, 2003, the Company entered into an Agreement and Plan of merger with New Dynamic Media, Inc. ("ND") whereby the Company acquired ND and changed the name of the combined companies to New Dynamic Marketing, Inc. ("NDM"). In connection with this agreement, the Company purchased certain assets and assumed liabilities of ND. The effective date of the merger for is as of July 1, 2003.

At the effective date of the merger, the members exchanged their interest for an aggregate of (i) 6,000,000 shares of NDM's Common Stock and (ii) 350,000 shares of NDM's Class A Convertible Preferred Stock. Each share of Class A Convertible Preferred Stock is convertible at the option of the holder, at any time after one year from the date of issuance, into twenty shares of NDM's common stock. In addition, the holders of Class A Convertible Preferred Stock are entitled to receive a cumulative dividend of one dollar per share per year for each share of Class A Convertible Preferred Stock held. The number of shares of NDM common stock held by the ND majority Shareholders at July 1, 2003 is 1,116,666.

The total purchase price was $294,614. The acquisition is accounted for using the purchase method of accounting, and, accordingly, the purchase price of the acquired ND is allocated to the assets purchased and the liabilities assumed based upon their fair value at July 1, 2003, the effective date of acquisition. The purchase price equals the fair value of the net assets purchased and therefore, no goodwill is recorded.


The purchase price allocation for this acquisition has been recorded as follows

     Cash                                                $       2,973
     Prepaid media advertising                                 433,800
     Prepaid and other assets                                   60,000
     Accounts payable                                           (8,588)
     Due to shareholder, compensation & other                 (123,571)
     Accrued barter dollars                                    (70,000)
                                                         -------------
     Net assets acquired                                 $     294,614
                                                         =============


PRO FORMA INFORMATION - The following is pro forma income statement information for the business purchase combination as if the combination had occurred at the beginning of the current year.

                                                        For the year end
                                                        12-31-02
                                                        ----------------

Revenues                                                $        751,016
Net income (loss)                                               (188,388)
Earnings per share                                                  (.02)


Articles of Amendment were filed on October 1.7, 2003 with the State of Florida whereas the surviving company of the business combination changed its name to New Dynamic Marketing, Inc.


NOTE  G  -  CERTAIN  SIGNIFICANT  RISKS  AND  UNCERTAINTIES
-----------------------------------------------------------

The Company operates in the online retail pharmaceutical industry whereby the Company is a marketing agent that provides access to online pharmacies and in part, can be affected by a variety of factors. For example, Federal or State laws could be enacted that prohibit dispensing pharmaceuticals to patients based on prescriptions written by doctors that do not see the patient. The Company is also dependent on using online pharmacies for all customer orders.




ITEM 23 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.

PART II   INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.









ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.


ITEM                                      EXPENSE
SEC  Registration  Fee                    $   1,000
Legal  Fees  and  Expenses                $  32,000
Accounting  Fees  and  Expenses           $  28,000
Miscellaneous*                            $   4,000
                                          =========
Total*                                    $  65,000

*  Estimated  Figure

ITEM  26     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Within the last three years, we have issued shares of our common stock for cash, barter dollars and prepaid advertising time in a Regulation D offering that began in January 2001 and lasted until July 2003. In addition, we have issued shares of our common stock for services under an exemption from registration provided by Section 4(2) of the Securities Act.

     From October 2001 to June 2002, we sold 34,400 shares of our common stock ranging from $.50-1.00 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $18,700. We relied on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made only to "accredited investors" and the other conditions under Rule 506 were met.

     From June 2002 to July 2003, we issued 1,002,176 shares of our common stock to 68 unrelated parties in exchange for barter dollars at prices ranging from $.50 per share to $3.00 per share, in what was a private placement within the meaning of the rules and regulations under the Securities Act. The aggregate value of the barter dollars amounted to $254,155. We relied on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made only to "accredited investors" and the other conditions under Rule 506 were met.


     From April 2002 to July 2003, we issued 2,264,166 shares of our common stock to 27 unrelated parties in exchange for prepaid advertising at prices ranging from $.50 per share to $3.00 per share, in what was a private placement within the meaning of the rules and regulations under the Securities Act. The aggregate value of the prepaid advertising amounted to $703,998. We relied on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made only to "accredited investors" and the other conditions under Rule 506 were met.

     From January 2002 to July 2003, we issued 986,592 shares of our common stock to 22 unrelated parties for services at prices ranging from $.50 per share to $3.00 per share, in what was a private placement within the meaning of the rules and regulations under the Securities Act. The aggregate value of the services provided amounted to $773,166. We relied on the exemption from registration provided by Section 4(2) of the Securities Act, since the sales were to sophisticated investors who represented that they were capable of bearing the financial risk. In addition, the sales were made as part of an offering that did not involve a "public offering" under applicable case law, and were made without any general advertising or publicity by us. Finally, the sales were made only to "accredited investors" within the meaning of Regulation D of the Securities Act. We also relied on comparable exemptions under state law.

     During the third quarter of 2003, we issued 470,000 shares of our common stock to Greentree Financial Group, Inc. for professional services, including:
-     Assistance  in  preparation  of  this  Registration  Statement.
-     Assistance with the merger of Northwestern Holdings, LLC with our Company.
- Compliance with the Securities and Exchange Commission's periodic reporting requirement.
-     Tax and accounting services, and
-     EDGAR services.

This issuance was made pursuant to Section 4(2) of the Securities Act for consulting services and was believed to be exempt from registration under federal and state law. We relied on Section 4(2) inasmuch as the issuance was to a sophisticated investor who represented that it was capable of bearing the financial risk. In addition, the issuance was made in a transaction not involving a public offering, and was made without any general advertising or publicity by us. Finally, the issuance was to an "accredited investor" within the meaning of Regulation D of the Securities Act. We also relied on comparable exemptions under state law.

     During the fourth quarter of 2003, we issued 4,000,000 shares of common stock and 234,500 shares of Class A Convertible Preferred Stock to Lee H. Schwuchow, our Chief Technical Officer and Treasurer, and 2,000,000 shares of common stock and 115,500 shares of Class A Convertible Preferred Stock to David
R. Apodaca, our Chief Operating Officer and Secretary, in connection with the merger of Northwestern Holdings, LLC with and into our Company. The shares issued to Mr. Schwuchow and Mr. Apodaca were exempt pursuant to Section 4(2) of the Securities Act and were issued to sophisticated investors who represented that they were financially capable of bearing the risk of owning the shares. Both Mr. Schwuchow and Mr. Apodaca are accredited investors within the meaning of Regulation D under the Securities Act. They are also affiliates of the Company. We also relied on comparable exemptions under state law.

ITEM  27.     EXHIBITS



Exhibit  Exhibit Description
Number

2.1      Agreement  and  Plan  of Merger with Between New Dynamic Marketing,
---      -------------------------------------------------------------------
         Inc.  and  Northwestern  Holdings,  LLC,  Dated  October  13,  2003
         -------------------------------------------------------------------
3.1      Articles  of  Incorporation
---      ---------------------------
3.2      Amendment  to  Articles  of  Incorporation
---      ------------------------------------------
3.3      Bylaws
---      ------
4        Form  of  Stock  Certificate
-         ----------------------------
5        Legal  Opinion
-        --------------
10.1     Employment  Agreement  with  Garland  Harris
----     --------------------------------------------
10.2     Advertising  agreement  with  Intermedia  Marketing  Solutions,  Inc.
----     ---------------------------------------------------------------------
10.3     Advertising  agreement  with  Inglobalvest,  Inc.
----     -------------------------------------------------
10.4     Media  trade  certificate  for  the  Info  Channel,  Inc.
----     ---------------------------------------------------------
10.5     Media  trade  certificate  for  the  Sky  High  Media,  Inc.
----     ------------------------------------------------------------
10.6     Reciprocal  Trade  Agreement  with  WIDU/WFMO/WAGR/WEWO
----     -------------------------------------------------------
10.7     Consultant  Agreement  with  Greentree  Financial  Group,  Inc.
----     ---------------------------------------------------------------
10.8     Operating  Lease  Agreement
----     ---------------------------
23.1     Consent  of  Law  Offices  of  Harold  H.  Martin,  P.A.
----     --------------------------------------------------------
23.2     Consent  of  Perrella  &  Associates,  P.A.
----     -------------------------------------------
23.3     Consent  of  Perrella  &  Associates,  P.A.
----     -------------------------------------------




ITEM 28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.     Insofar as indemnification for liabilities arising under the Securities
Act of 1933    may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Oakland Park, Florida on November 26, 2003.

                              New  Dynamic  Marketing,  Inc.


                              /s/ Garland E. Harris
                              ---------------------
                              By:    Garland E. Harris
                              Title: President and Chief Executive
Officer, Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                              /s/ David R. Apodaca
                              --------------------
                              By:    David R. Apodaca
                              Title: Chief Operating Officer, Secretary
                              Date:  November 26, 2003

                              /s/ Lee  H.  Schwuchow
                              ----------------------
                              By:    Lee  H.  Schwuchow
                              Title: Chief  Technical  Officer,  Treasurer
                              Date:  November  26,  2003